                 DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (NO. 1)



                                       BETWEEN



                                   COCENSYS, INC.,


                                         AND


                              WYETH-AYERST LABORATORIES

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                                  TABLE OF CONTENTS

                                                                          PAGE

1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.1   "Affiliate(s)" . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.2   "Agreement (No. 2)"  . . . . . . . . . . . . . . . . . . . . . .   1
    1.3   "All Other Markets". . . . . . . . . . . . . . . . . . . . . . .   2
    1.4   "Back-Up Compound Candidate" . . . . . . . . . . . . . . . . . .   2
    1.5   "Back-Up Program". . . . . . . . . . . . . . . . . . . . . . . .   2
    1.6   "Back-Up Program Term" . . . . . . . . . . . . . . . . . . . . .   2
    1.7   "Beginning of [     *     ]. . . . . . . . . . . . . . . . . . .   2
    1.8   "Beginning of [     *     ]. . . . . . . . . . . . . . . . . . .   2
    1.9   "CO 2-6749". . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.10  "CoCensys Patent Rights" . . . . . . . . . . . . . . . . . . . .   2
    1.11  "Commercially Reasonable Efforts". . . . . . . . . . . . . . . .   2
    1.12  "Control". . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.13  "Co-Promotion" . . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.14  "Development". . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.15  "Epalon" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.16  "FDA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.17  "Field". . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.18  "First Commercial Sale". . . . . . . . . . . . . . . . . . . . .   3
    1.19  "Fully Burdened Cost". . . . . . . . . . . . . . . . . . . . . .   3
    1.20  "Good Clinical Practice" . . . . . . . . . . . . . . . . . . . .   3
    1.21  "Good Laboratory Practice" . . . . . . . . . . . . . . . . . . .   3
    1.22  "Good Manufacturing Practice". . . . . . . . . . . . . . . . . .   4
    1.23  "Gross Margin" . . . . . . . . . . . . . . . . . . . . . . . . .   4
    1.24  [     *     ]. . . . . . . . . . . . . . . . . . . . . . . . . .   4
    1.25  "IND". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    1.26  "Intellectual Property Rights" . . . . . . . . . . . . . . . . .   4
    1.27  "Invention". . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    1.28  "Joint Marketing Committee" or "JMC" . . . . . . . . . . . . . .   4
    1.29  "Know-How" . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    1.30  "Licensed Compound". . . . . . . . . . . . . . . . . . . . . . .   5
    1.31  "Marketing Plan" . . . . . . . . . . . . . . . . . . . . . . . .   5
    1.32  "NDA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    1.33  "Net Sales". . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    1.34  "Neurologist Market" . . . . . . . . . . . . . . . . . . . . . .   6
    1.35  [     *     ]. . . . . . . . . . . . . . . . . . . . . . . . . .   6
    1.36  "Non-Scheduled Product". . . . . . . . . . . . . . . . . . . . .   6
    1.37  "Patent Rights". . . . . . . . . . . . . . . . . . . . . . . . .   6
    1.38  "Phase I," . . . . . . . . . . . . . . . . . . . . . . . . . . .   6


                                          i.
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                                  TABLE OF CONTENTS
                                     (CONTINUED)

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    1.39  "Prescription Audit" . . . . . . . . . . . . . . . . . . . . . .   6
    1.40  "Product". . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    1.41  "Promotion". . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    1.42  "Psychiatrist Market". . . . . . . . . . . . . . . . . . . . . .   7
    1.43  "Regulatory Approval". . . . . . . . . . . . . . . . . . . . . .   7
    1.44  "Scheduled Product". . . . . . . . . . . . . . . . . . . . . . .   7
    1.45  "Term of Co-Promotion" . . . . . . . . . . . . . . . . . . . . .   7
    1.46  "Third Party(ies)" . . . . . . . . . . . . . . . . . . . . . . .   7
    1.47  "Trademark". . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    1.48  "USA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    1.49  "Wyeth-Ayerst Patent Rights" . . . . . . . . . . . . . . . . . .   7

2.  DEVELOPMENT OF LICENSED COMPOUND . . . . . . . . . . . . . . . . . . .   7
    2.1   General Obligations. . . . . . . . . . . . . . . . . . . . . . .   7
    2.2   Records, Reports and Information Exchange. . . . . . . . . . . .   8
    2.3   Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    2.4   Funding of the Development . . . . . . . . . . . . . . . . . . .   8
    2.5   Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . .   8

3.  BACK-UP PROGRAM. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    3.1   Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    3.2   Back-Up Program Term . . . . . . . . . . . . . . . . . . . . . .   9
    3.3   Reporting and Submission of Back-Up Compound Candidates. . . . .   9
    3.4   Back-Up Compound Development.. . . . . . . . . . . . . . . . . .   9
    3.5   Back-Up Program Funding. . . . . . . . . . . . . . . . . . . . .   9
    3.6   Partial Reimbursement of Back-Up Program Fees. . . . . . . . . .   9
    3.7   Applicability of this Agreement. . . . . . . . . . . . . . . . .  10

4.  INDICATIONS; EXCLUSIVITY . . . . . . . . . . . . . . . . . . . . . . .  10
    4.1   Indications. . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    4.2   No [     *     ] by CoCensys [     *     ] . . . . . . . . . . .  11
    4.3   No [     *     ] . . . . . . . . . . . . . . . . . . . . . . . .  11

5.  LICENSE GRANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    5.1   Licenses to Wyeth-Ayerst . . . . . . . . . . . . . . . . . . . .  11
    5.2   Licenses to CoCensys . . . . . . . . . . . . . . . . . . . . . .  11
    5.3   Licenses upon Expiration . . . . . . . . . . . . . . . . . . . .  12


                                         ii.

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                                  TABLE OF CONTENTS
                                     (CONTINUED)

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6.  CONSIDERATION TO COCENSYS. . . . . . . . . . . . . . . . . . . . . . .  12
    6.1   Upfront Fee. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    6.2   Equity Investment. . . . . . . . . . . . . . . . . . . . . . . .  12
    6.3   Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    6.4   Method of Payment of Payments. . . . . . . . . . . . . . . . . .  13
    6.5   Payments for Back-Up Compound Candidates . . . . . . . . . . . .  13
    6.6   Royalties and Profit Sharing . . . . . . . . . . . . . . . . . .  13

7.  CO-PROMOTION OF THE PRODUCT IN THE USA . . . . . . . . . . . . . . . .  13
    7.1   Promotion and Co-Promotion Rights. . . . . . . . . . . . . . . .  13
    7.2   Joint Marketing Committee. . . . . . . . . . . . . . . . . . . .  16
    7.3   Marketing Plan . . . . . . . . . . . . . . . . . . . . . . . . .  18
    7.4   Sales Force Expenses . . . . . . . . . . . . . . . . . . . . . .  18
    7.5   Determination and Allocation of Gross Margin and Royalties . . .  18
    7.6   Adjustment to Royalties. . . . . . . . . . . . . . . . . . . . .  19
    7.7   Prescription Audit.. . . . . . . . . . . . . . . . . . . . . . .  20
    7.8   Payment and Reporting. . . . . . . . . . . . . . . . . . . . . .  20
    7.9   Promotional and Advertising Materials. . . . . . . . . . . . . .  21
    7.10  Pricing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    7.11  No Delegation. . . . . . . . . . . . . . . . . . . . . . . . . .  21
    7.12  Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    7.13  Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    7.14  Samples. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    7.15  Completion of Sales. . . . . . . . . . . . . . . . . . . . . . .  22
    7.16  Training . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    7.17  Exchange of Marketing Information. . . . . . . . . . . . . . . .  22

8.  ACCOUNTS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . .  22
    8.1   Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    8.2   Audits.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    8.3   Sales by Sublicensees. . . . . . . . . . . . . . . . . . . . . .  23
    8.4   Withholding. . . . . . . . . . . . . . . . . . . . . . . . . . .  23

9.  TRADEMARKS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

10. MANUFACTURING AND DISTRIBUTION . . . . . . . . . . . . . . . . . . . .  23
    10.1  Primary Manufacture. . . . . . . . . . . . . . . . . . . . . . .  23
    10.2  Second Source. . . . . . . . . . . . . . . . . . . . . . . . . .  23
    10.3  Exchange of Information. . . . . . . . . . . . . . . . . . . . .  24


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                                  TABLE OF CONTENTS
                                     (CONTINUED)

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    10.4  Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

11. PROSECUTION, MAINTENANCE AND INFRINGEMENT OF INTELLECTUAL PROPERTY
    RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    11.1  Patentable Inventions. . . . . . . . . . . . . . . . . . . . . .  24
    11.2  Prosecution and Maintenance of Patent Rights . . . . . . . . . .  25
    11.3  Patent Extensions. . . . . . . . . . . . . . . . . . . . . . . .  25
    11.4  Cooperation. . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    11.5  Infringement of Intellectual Property Rights . . . . . . . . . .  25
    11.6  Infringement of Third Party Patent Rights. . . . . . . . . . . .  27

12. FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

13. TERM AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . .  28
    13.1  General Conditions of Expiration and Termination . . . . . . . .  28
    13.2  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    13.3  Termination for Breach . . . . . . . . . . . . . . . . . . . . .  29
    13.4  Breach by CoCensys . . . . . . . . . . . . . . . . . . . . . . .  29
    13.5  No Limit on Remedies . . . . . . . . . . . . . . . . . . . . . .  29
    13.6  Unilateral Termination by Wyeth-Ayerst . . . . . . . . . . . . .  29
    13.7  Determination of Co-Promotion Rights upon Change in Control. . .  30

14. ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    14.1  Assignment to Affiliates . . . . . . . . . . . . . . . . . . . .  30
    14.2  Other Permitted Assignment . . . . . . . . . . . . . . . . . . .  30
    14.3  Binding Nature of Assignment . . . . . . . . . . . . . . . . . .  31

15. INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    15.1  Cross Indemnification. . . . . . . . . . . . . . . . . . . . . .  31
    15.2  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

16. WARRANTIES AND REPRESENTATIONS . . . . . . . . . . . . . . . . . . . .  32
    16.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    16.2  USC/Rockefeller License. . . . . . . . . . . . . . . . . . . . .  32

17. CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . .  32
    17.1  Information. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    17.2  Exceptions.. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    17.3  Permitted Disclosures. . . . . . . . . . . . . . . . . . . . . .  33


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    17.4  Disclosure of Agreement. . . . . . . . . . . . . . . . . . . . .  33
    17.5  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    17.6  Publication. . . . . . . . . . . . . . . . . . . . . . . . . . .  34

18. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    18.1  No Waiver of Contractual Rights. . . . . . . . . . . . . . . . .  34
    18.2  Execution and Amendments . . . . . . . . . . . . . . . . . . . .  34
    18.3  Severability . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    18.4  Relationship between the Parties . . . . . . . . . . . . . . . .  34
    18.5  Correspondence and Notices . . . . . . . . . . . . . . . . . . .  35
    18.6  Choice of Law. . . . . . . . . . . . . . . . . . . . . . . . . .  35
    18.7  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  36


                                          v.

                 DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (NO. 1)


     THIS DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (NO. 1) (the "Agreement") is entered into as of the 12th day of May, 1997 (the "Effective Date"), by and between COCENSYS, INC., a company incorporated under the laws of the State of Delaware, with its principal place of business at 213 Technology Drive, Irvine, California 92618, USA ("CoCensys"), and AMERICAN HOME PRODUCTS CORPORATION, acting through its WYETH-AYERST LABORATORIES DIVISION, a company incorporated under the laws of the State of Delaware, with its principal place of business at 555 Lancaster Avenue, St. Davids, Pennsylvania 19087, USA ("Wyeth-Ayerst").
Both CoCensys and Wyeth-Ayerst are referred to individually as a "Party" and collectively as the "Parties."

     WHEREAS, CoCensys has discovered, has rights to and is developing that certain compound CO 2-6749 (as defined in Article 1.9 below); and

     WHEREAS, Wyeth-Ayerst would like to obtain the United States rights to develop and commercialize CO 2-6749 or a back-up compound therefor; and

     WHEREAS, CoCensys and Wyeth-Ayerst wish to co-promote CO 2-6749 or a back-up compound in the United States;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual premises, covenants and conditions contained in this Agreement, the Parties agree as follows:

1.   DEFINITIONS.

     For the purposes of this Agreement, the terms hereunder shall have the meanings as defined below:

     1.1 "AFFILIATE(S)" shall mean, in the case of either CoCensys or Wyeth-Ayerst, any corporation, joint venture, or other business entity which directly or indirectly controls, is controlled by, or is under common control with that Party. "Control," as used in this
           Article 1.1, shall mean having the power to direct, or cause the direction of, the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

     1.2 "AGREEMENT (NO. 2)" shall mean that certain Development and Commercialization Agreement (No.2) between the Parties relating to development and commercialization of CO 2-6749 or a back-up compound therefore in all countries and territories in the world except the USA, entered into on even date with the Effective Date.


                                          1.
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     1.3   "ALL OTHER MARKETS" shall mean all physicians, other than
           neurologists and psychiatrists, prescribing pharmaceutical products in the USA during the Term of Co-Promotion, including without limitation, all general practitioners.

     1.4 "BACK-UP COMPOUND CANDIDATE" shall mean any Epalon meeting the criteria set forth in Exhibit A as determined by CoCensys and submitted by CoCensys to Wyeth-Ayerst as a potential substitute for CO 2-6749. "Back-Up Compound Candidate" shall include any prodrugs, salt forms and other biologically active isomers or enantiomers of such CoCensys Epalon.

     1.5 "BACK-UP PROGRAM" shall mean the program for identification of Back-Up Compound Candidates as conducted by CoCensys pursuant to
           Article 3.

     1.6   "BACK-UP PROGRAM TERM" shall mean the period commencing on the
           Effective Date and terminating on the [     *     ] anniversary
           thereof, unless extended pursuant to Article 3.2.

     1.7   "BEGINNING OF [     *     ] shall mean the date upon which the
           [     *     ] for a Product.

     1.8   "BEGINNING OF [     *     ] shall mean the date upon which the
           [     *     ] for a Product.

     1.9   "CO 2-6749"  shall mean the Epalon [     *     ] and any prodrugs,
           including specifically CO 6-0549, salt forms and other biologically active isomers or enantiomers palon. A diagram of the chemical structure of each of CO 2-6749 and CO 6-0549 is set forth on Exhibit B.

     1.10 "COCENSYS PATENT RIGHTS" shall mean all Patent Rights owned or Controlled by CoCensys. A list of the CoCensys Patent Rights existing as of the Effective Date is set out in Exhibit C hereto.

     1.11 "COMMERCIALLY REASONABLE EFFORTS" shall mean efforts and resources normally used by a party for a compound owned by it or to which it has rights, which is of similar market potential at a similar stage in its product life, taking into account the competitiveness of the marketplace, the proprietary position of the compound, the regulatory structure involved, the profitability of the applicable products, and other relevant factors.

     1.12 "CONTROL" shall mean licensed with the right to grant sublicenses without violating the terms of any Third Party agreement.


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     1.13  "CO-PROMOTION" shall mean the promotion, marketing and selling of the Product, including, in particular, the detailing of the Product to physicians, jointly through the sales forces of CoCensys and Wyeth-Ayerst in the USA under the Trademark and Regulatory Approval held by Wyeth-Ayerst and Wyeth-Ayerst's distribution system.

     1.14 "DEVELOPMENT" shall mean the pre-clinical development of a Licensed Compound and clinical development for use in the Field of a Product through and including Regulatory Approval.

     1.15 "EPALON" shall mean the class of neuroactive steroid compounds that interact with GABA(A) receptor complexes.

     1.16  "FDA" shall mean the Food and Drug Administration of the USA.

     1.17  "FIELD" shall mean the treatment in humans of
           [          *          ] in the Diagnostic and Statistical Manual of
           Mental Disorders, Fourth Edition ("DSM-IV").  Also, specifically to
           be included under [          *          ] defined by research
           criteria in DSM-IV. It is understood by the Parties that the above-named disorders may d differently in future editions of the Diagnostic and Statistical Manual of Mental Disorders, but that, for purposes of this Agreement, the definition of Field shall always be with reference to those diseases which fall within the definition of the above-named disorders in the edition of DSM-IV which is current as of the Effective Date. Expressly excluded from
           the Field are [          *          ].

     1.18 "FIRST COMMERCIAL SALE" shall mean the first sale of a Product in the USA after the Product has been granted Regulatory Approval by the competent authorities in the USA.

     1.19 "FULLY BURDENED COST" shall mean the sum of the costs set forth in Exhibit D, to the extent allocable to Product.

     1.20 "GOOD CLINICAL PRACTICE" or "GCP" shall mean the then current standards for clinical trials for pharmaceuticals, as set forth in the United States Federal Food, Drug and Cosmetics Act and applicable regulations promulgated thereunder, as amended from time to time.

     1.21 "GOOD LABORATORY PRACTICE" or "GLP" shall mean the then current standards for laboratory activities for pharmaceuticals, as set forth in the United States Federal Food, Drug and Cosmetics Act and applicable regulations promulgated thereunder, as amended from time to time.


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     1.22  "GOOD MANUFACTURING PRACTICE" or "GMP" shall mean the current standards for the manufacture of pharmaceuticals, as set forth in the United States Federal Food, Drug and Cosmetics Act and applicable regulations promulgated hereunder, as amended from time to time.

     1.23 "GROSS MARGIN" shall mean Net Sales in either the Neurologist Market, the Psychiatrist Market and/or All Other Markets, as the case may be, minus the Fully Burdened Cost for such Net Sales.

     1.24  [          *          ] shall mean the development milestone
           [          *          ].

     1.25 "IND" shall mean an Investigational New Drug Application as defined in the United States Federal Food, Drug and Cosmetics Act and applicable regulations promulgated thereunder, as amended from time to time.

     1.26 "INTELLECTUAL PROPERTY RIGHTS" shall mean all Patent Rights, trademarks, copyrights, know-how and/or trade secrets which are owned or Controlled by one Party hereto (with the right to license) or jointly by the Parties, with regard to the development, manufacture, importing, use, marketing and/or sale of the Product.

     1.27 "INVENTION" shall mean an invention conceived in the course of the performance of and within the scope of this Agreement.

     1.28 "JOINT MARKETING COMMITTEE" or "JMC" shall mean the committee appointed by the Parties as set forth in Article 7.2.

     1.29 "KNOW-HOW" shall mean all know-how, processes, information and data including any copyright relating thereto owned or controlled by either Party (with the right to have or disclose) as of the Effective Date or acquired during the term of this Agreement relating to:

           (a) the Licensed Compound;

           (b) any Back-Up Compound;

           (c) any Product containing (a) or (b);

           (d) methods of making any of (a), (b) or (c);

           (e) any component of (c);

           (f) any intermediate in the making of any of (a), (b), (c), or
               (e);


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         (G)  any method of using any of (a), (b), (c), (e), or (f); and/or

         (H)  any use of (a), (b) or (c).

         The term "Know-How," however, shall not include any know-how, processes, information and data which is, as of the Effective Date or becomes later on, generally available to the public.

    1.30 "LICENSED COMPOUND" shall mean CO 2-6749 and any Back-Up Compound Candidate.

    1.31 "MARKETING PLAN" shall have the meaning set forth in Article 7.3.

    1.32 "NDA" shall mean a New Drug Application, as defined in the United States Federal Food Drug and Cosmetic Act and applicable regulations promulgated thereunder as amended from time to time.

    1.33 "NET SALES" shall mean proceeds from sales of the Product by either Party, its Affiliates or sublicensees, as appropriate, to Third Parties, less the sum of (a) and (b) where (a) is a provision, determined under generally accepted accounting principles in the
         United States, for [          *          ] and (b) is [          *
             ]

         Sales of Product by and between a Party and its Affiliates are not sales to Third Parties and shall be excluded from Net Sales calculations for all purposes.

    1.34 "NEUROLOGIST MARKET" shall mean all neurologists prescribing pharmaceutical products in the USA during the Term of Co-Promotion.

    1.35  [     *     ] shall have the meaning set forth in Article 4.1.

    1.36 "NON-SCHEDULED PRODUCT" shall mean a Product that has achieved Regulatory Approval in the USA as either a "Schedule V" designation, as defined in 21 CFR Part 1308, or no scheduling designation under 21 CFR Part 1308.

    1.37 "PATENT RIGHTS" shall mean all patents or patent applications, in the USA, and all divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates thereof, existing as of the Effective Date or filed or issuing during the term of this Agreement, at least one claim of which covers:

         (A)  the Licensed Compound;

         (B)  any Back-Up Compound;


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         (C)  any Product containing (a) or (b);

         (D)  methods of making any of (a), (b) or (c);

         (E)  any component of (c);

         (F)  any intermediate in the making of any of (a), (b), (c) or (e);

         (G)  any method of using any of (a), (b), (c), (e), or (f); and/or

         (H)  any use of (a), (b) or (c).

    1.38 "PHASE I," "PHASE II," AND "PHASE III" shall mean the phases of the clinical development of pharmaceuticals as defined in the United States Federal Food, Drug and Cosmetics Act and/or applicable regulations promulgated thereunder, as amended from time to time, or any comparable foreign regulations.

    1.39 "PRESCRIPTION AUDIT" shall mean an audit conducted pursuant to
         Article 7.7.

    1.40 "PRODUCT" shall mean any pharmaceutical product containing a Licensed Compound in any formulation or mode of administration.

    1.41 "PROMOTION" shall mean, as applied to a Party, the promotion, marketing and selling of the Product, including in particular, the detailing of the Product to physicians, solely by that Party through its sales force in the USA under the Trademark and the Regulatory Approval held by Wyeth-Ayerst, and Wyeth-Ayerst's distribution system.

    1.42 "PSYCHIATRIST MARKET" shall mean all psychiatrists prescribing pharmaceutical products in the USA during the Term of Co-Promotion.

    1.43 "REGULATORY APPROVAL" shall mean all authorizations by the competent authorities which are required for the regular marketing, promotion, pricing and sale of the Product in a given country or regulatory jurisdiction.

    1.44 "SCHEDULED PRODUCT" shall mean a Product that has received Regulatory Approval in the USA as a Schedule I, II, III or IV product, as defined in 21 CFR Part 1308.

    1.45 "TERM OF CO-PROMOTION" shall mean the period extending from First Commercial Sale in the USA until the later of (i) expiration of the last to expire patent within the Patent Rights necessary to make, use, import, offer for sale or sell the Product in the USA, or (ii) fifteen
         (15) years from First Commercial Sale in the USA.


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    1.46 "THIRD PARTY(IES)" shall mean any person(s) or entity(ies) other than
         CoCensys, Wyeth-Ayerst or their Affiliates.

    1.47 "TRADEMARK" shall mean the trademark under which the Product shall be marketed as set out in Article 9.

    1.48 "USA" shall mean the United States of America, its territories and possessions and the Commonwealth of Puerto Rico.

    1.49 "WYETH-AYERST PATENT RIGHTS" shall mean all Patent Rights owned or Controlled by Wyeth-Ayerst. A list of the Wyeth-Ayerst Patent Rights existing as of the Effective Date is set out in Exhibit E hereto.

2.  DEVELOPMENT OF LICENSED COMPOUND.

    2.1 GENERAL OBLIGATIONS. Wyeth-Ayerst shall be responsible for the design, implementation and funding of all Development. Wyeth-Ayerst agrees to use Commercially Reasonable Efforts to conduct the Development with the intent of obtaining Regulatory Approval in the USA and bringing a Product in the Field to the market as soon as reasonably practicable. Wyeth-Ayerst shall ensure that the Development is carried out adhering to Wyeth-Ayerst's ethical and safety standards. Wyeth-Ayerst shall have the right to subcontract with third parties any of its Development obligations hereunder, without the consent or approval of CoCensys. In the event Wyeth-Ayerst intends to exercise its right to subcontract one or more of its Development obligations, it shall notify CoCensys of such intent and CoCensys shall have the right to submit one or more proposals to Wyeth-Ayerst to perform such one or more parts of such Development activities. Wyeth-Ayerst shall consider all such proposals submitted by CoCensys on an equal basis with proposals submitted by Third Party subcontractors for the same Development tasks.

    2.2  RECORDS, REPORTS AND INFORMATION EXCHANGE.

         2.2.1 TECHNOLOGY AND INFORMATION TRANSFER. CoCensys will provide to Wyeth-Ayerst all Know-How as Wyeth-Ayerst deems necessary to carry out the Development and [ * ] of the Product and to obtain Regulatory Approval. All information transferred, provided or exchanged under this Article 2.2.1 will be subject to the confidentiality requirements set forth in Article 17.

         2.2.2 RECORD KEEPING. Wyeth-Ayerst will maintain records in sufficient detail and in good scientific manner appropriate for Regulatory Approval and patent purposes.


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         2.2.3   COMMUNICATION REGARDING THE DEVELOPMENT PROGRESS.  A project team shall be appointed by Wyeth-Ayerst and representatives thereof shall meet with representatives of CoCensys on a regular basis (but no less often than every six (6) months) to keep CoCensys apprised of the Development progress and to bring to its attention any problems or issues which may have an impact on the timing of the Development (e.g., regulatory submissions).

    2.3 COMPLIANCE. Wyeth-Ayerst shall comply with all GLP, GCP and GMP in the conduct of the Development.

    2.4 FUNDING OF THE DEVELOPMENT. Wyeth-Ayerst shall be responsible for one hundred percent (100%) of all costs, fees and expenses associated with the Development and the obtaining of all Regulatory Approvals.

    2.5  REGULATORY APPROVALS.  [     *     ] shall file all regulatory
         dossiers under its name.  [     *     ] shall own all Regulatory
         Approvals.  [     *     ] shall have the right of reference to the
         extent necessary to exercise its rights or to meet its obligations
         hereunder.  [     *     ] shall be responsible for all communications
         with regulatory agencies, subject to its obligation to keep the Joint Marketing Committee informed.


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3.  BACK-UP PROGRAM.

    3.1 PURPOSE. During the Back-Up Program Term, CoCensys shall use Commercially Reasonable Efforts to conduct research, and identify, characterize and submit to Wyeth-Ayerst Back-Up Compound Candidates.

    3.2  BACK-UP PROGRAM TERM.  The term of the Back-Up Program shall commence
         on the Effective Date and terminate on the [     *     ] anniversary
         thereof.  Such term may be extended for [          *          ] upon
         120 days prior written notice to [     *     ].  Any Epalons in the
         process of being evaluated for meeting the criteria set forth in Exhibit A under the Back-Up Program as of the termination of the Back-Up Program shall be submitted to Wyeth-Ayerst promptly thereafter to the extent they meet the criteria set forth on Exhibit A. At the end of the Back-Up Program Term, Wyeth-Ayerst shall have rights only
         to those Back-Up Compound Candidates [          *          ] or
         thereafter pursuant to the third sentence of this Article 3.2.

    3.3 REPORTING AND SUBMISSION OF BACK-UP COMPOUND CANDIDATES. Within thirty (30) days of the Effective Date, and at least every six (6) months during the Back-Up Program Term, CoCensys shall provide Wyeth-Ayerst with a report on the status of the Back-Up Program and shall submit on an on-going basis all Back-Up Compound Candidates.

    3.4  BACK-UP COMPOUND DEVELOPMENT.  Wyeth-Ayerst may, at any time and upon
         written notice to CoCensys, (i) elect to [          *          ].

    3.5 BACK-UP PROGRAM FUNDING. Wyeth-Ayerst shall fund the Back-Up Program at the level of Three Million Dollars ($3,000,000) annually, in quarterly installments, until the end of the Back-Up Program Term, with the first payment of Seven Hundred Fifty Thousand Dollars ($750,000) due upon the execution of this Agreement, and the next quarter's payment due on the first quarter anniversary thereof.

    3.6  PARTIAL REIMBURSEMENT OF BACK-UP PROGRAM FEES.  If CO 2-6749 fails to
         meet Wyeth-Ayerst's criteria for [     *     ], and if at such time,
         no Back-Up Compound Candidate has been submitted to Wyeth-Ayerst which Wyeth-Ayerst agrees meets the criteria set forth in Exhibit A, then Wyeth-Ayerst shall have the right to so notify CoCensys and CoCensys will reimburse Wyeth-Ayerst fifty percent (50%) of the funds paid for the Back-Up Program to CoCensys as of the date of such notification and the Back-Up Program shall immediately terminate. Such reimbursement shall be due within thirty (30) days of receipt of such notice, and, at CoCensys' option, shall be in the form either of cash or of CoCensys Common Stock. If reimbursement is to be in CoCensys Common Stock,


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         CoCensys will issue to Wyeth-Ayerst that number of shares of CoCensys
         Common Stock which, when multiplied by the Market Price equals the amount of such reimbursement. For purposes of this Article 3.6, "Market Price" shall mean the average closing price per share of CoCensys Common Stock for twenty (20) trading days prior to the date of notification of such reimbursement.

    3.7 APPLICABILITY OF THIS AGREEMENT. Unless otherwise provided, all of the Parties' rights and obligations under this Agreement, including those regarding the development, manufacture, distribution, marketing, sale, promotion, profit-sharing and royalties of CO 2-6749 and the Product are applicable to any Back-Up Compound Candidate either replacing CO 2-6749 or otherwise developed in the Field. The provisions herein regarding CO 2-6749 and the Product shall apply to such Back-Up Compound Candidate MUTATIS MUTANDIS.

4.  INDICATIONS; EXCLUSIVITY.

    4.1  INDICATIONS.  Wyeth-Ayerst shall have the right to conduct Development
         with respect to any Licensed Compound.  Wyeth-Ayerst [          *
            ] covenants that it shall not conduct clinical trials of any
         Licensed Compound for [     *     ] in the USA except as provided
         under this Article 4.1.  If Wyeth-Ayerst discovers or determines that
         any Licensed Compound may have efficacy in the treatment of [     *
         ] and if Wyeth-Ayerst desires to pursue clinical trials of such
         Licensed Compound for [     *     ] it will promptly notify CoCensys
         in writing and disclose to CoCensys its rationale therefor. Wyeth-Ayerst shall have the right to pursue such clinical trials for [
            *     ] and market and sell such Licensed Compound as though it
         were a Product developed and sold for [     *     ] under this
         Agreement, subject to the Parties negotiation of terms and conditions, including royalty rates, whether and on what terms such Licensed Compound will be Co-Promoted by the Parties, and other appropriate payment and other terms. Following such negotiation of such terms and conditions the Parties shall either enter into a separate agreement or amend this Agreement to so provide for such terms and conditions. In the event the Parties are unable to come to agreement as to the appropriate terms and conditions for the development and
         commercialization of such Licensed Compound for [     *     ] by
         Wyeth-Ayerst, the matter shall be referred to the Chief Executive Officer of CoCensys and the President of Wyeth-Ayerst Laboratories, an Affiliate of Wyeth-Ayerst, for good faith resolution, for a period of
         [     *     ].  If such matter is not resolved by the end of such [
         *     ] period, the Parties shall be [          *          ].
         Notwithstanding the


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         foregoing, it is expressly understood and agreed that [     *     ] as
         used in this Agreement shall not include [          *          ].

    4.2  NO [     *     ] BY COCENSYS [     *     ].  During the term of this
         Agreement, CoCensys shall not [          *          ].

    4.3  NO [          *          ].  During the term of this Agreement,
         CoCensys will not [          *          ] except under the terms of
         this Agreement, or as otherwise agreed to by Wyeth-Ayerst.

5.  LICENSE GRANTS.

    5.1 LICENSES TO WYETH-AYERST. Subject to the other provisions of this Agreement, CoCensys hereby grants to Wyeth-Ayerst:

         5.1.1 A license in the USA, under its Intellectual Property Rights, to develop, manufacture and have manufactured, import, use, market, offer for sale and sell Products, in the Field, and, subject to Article 4.1, for any New Indication. Such license shall be exclusive except as to CoCensys, who shall have the right to Promote and Co-Promote the Product in the Field, or outside the Field (where agreed by the Parties pursuant to Article 4.1), in the USA as and to the extent set forth in this Agreement.

         5.1.2 The licenses granted in Article 5.1.1 shall not be sublicensable by Wyeth-Ayerst in the USA without the consent of CoCensys, such consent not to be unreasonably withheld, except to Affiliates of Wyeth-Ayerst, and only for so long as such Affiliates remain Affiliates.

         5.1.3 Unless otherwise provided in this Agreement, Wyeth-Ayerst covenants that it shall not, nor shall it cause any Affiliate to, use or practice directly or indirectly any CoCensys Know-How, and, until expiration thereof, any CoCensys Patent Rights for any purposes other than the development, manufacture, importation, use, marketing, offer for sale or sale of the Product.

    5.2 LICENSES TO COCENSYS. Subject to the other provisions of this Agreement, Wyeth-Ayerst hereby grants to CoCensys:

         5.2.1 A non-exclusive license to practice and use Wyeth-Ayerst's Intellectual Property Rights to the extent needed to Promote and Co-Promote the Product in the Field in the USA under this Agreement and otherwise comply with its obligations under this Agreement;


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         5.2.2   The license granted in Article 5.2.1 shall not be
                 sublicensable by CoCensys without the consent of Wyeth-Ayerst, such consent not to be unreasonably withheld, except to Affiliates of CoCensys, and only for so long as such Affiliates remain Affiliates.

         5.2.3 Unless otherwise provided in this Agreement, CoCensys covenants that it shall not, nor shall it cause any Affiliate to, use or practice directly or indirectly any Wyeth-Ayerst Know-How, and until the expiration thereof, any Wyeth-Ayerst Patent Rights for any purposes other than the marketing, promotion and offering for sale of the Product as provided in this Agreement.

    5.3 LICENSES UPON EXPIRATION. Upon expiration of the Term of Co-Promotion, and provided all sums owing to CoCensys have been paid,
         Wyeth-Ayerst shall have a [          *          ] where agreed under
         Article 4.1, under any remaining CoCensys Intellectual Property
         Rights.

6.  CONSIDERATION TO COCENSYS.

    6.1 UPFRONT FEE. In consideration for the efforts expended by CoCensys prior to the Effective Date and its ongoing assistance with respect to the identification and development of CO 2-6749, Wyeth-Ayerst shall pay to CoCensys, simultaneous with the execution of this Agreement, Five Million Dollars US (US $5,000,000).

    6.2 EQUITY INVESTMENT. Simultaneous with the execution of this Agreement, Wyeth-Ayerst shall enter into a Preferred Stock Purchase Agreement with CoCensys, in substantially the form attached hereto as Exhibit F, pursuant to which Wyeth-Ayerst shall invest a total amount of Five Million Dollars US (US $5,000,000) in convertible preferred capital stock of CoCensys.

    6.3 PAYMENTS. In further consideration of CoCensys' continuing assistance in research and development of the Product, Wyeth-Ayerst shall pay to CoCensys the following amounts at the time of the following achievements with respect to the Product:

         6.3.1   [          *          ]  Upon [          *          ] under
                 this Agreement or Agreement (No. 2), Wyeth-Ayerst shall make
                 to CoCensys a non-refundable payment of [        *        ].

         6.3.2   [          *          ]  Upon [     *     ] Wyeth-Ayerst shall
                 promptly notify CoCensys in writing of such determination and
                 shall make to CoCensys a non-refundable payment of [    *   ].


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         6.3.3   [     *     ].  Upon the [          *          ] Wyeth-Ayerst
                 shall make to CoCensys a non-refundable payment of [
                 *          ].

         6.3.4   [     *     ].  Upon [     *     ] for the Product,
                 Wyeth-Ayerst shall make to CoCensys a non-refundable payment
                 of [          *          ].

         6.3.5   [     *     ].  Upon [          *          ] Wyeth-Ayerst
                 shall make to CoCensys a non-refundable payment of [     *
                 ] if the Product is a [     *     ] Product or [     *     ]
                 if the Product is a [     *     ] Product.


    6.4 METHOD OF PAYMENT OF PAYMENTS. All payments shall be made by Wyeth-Ayerst to CoCensys by way of wire transfer to CoCensys within thirty (30) days from the date corresponding to the event triggering the milestone payment.

    6.5  PAYMENTS FOR BACK-UP COMPOUND CANDIDATES.  Each payment payable
         pursuant to this Article 6 shall [     *     ] be payable [     *
         ] for the Product [          *          ].

    6.6 ROYALTIES AND PROFIT SHARING. Wyeth-Ayerst shall, in addition to the payments set forth above, also pay to CoCensys royalties and such other amounts as set forth in Article 7.

7.  CO-PROMOTION OF THE PRODUCT IN THE USA.

    7.1  PROMOTION AND CO-PROMOTION RIGHTS.

         7.1.1 COCENSYS' RIGHTS TO PROMOTE AND CO-PROMOTE. With respect to the commercialization of the Product in the USA, notwithstanding the exclusive rights granted to Wyeth-Ayerst, CoCensys shall have: (i) the right to Promote the Product in the Neurologist Market, and (ii) the right to Co-Promote the Product in the Psychiatrist Market during the Term of Co-Promotion. The Parties agree and understand that all other rights to Promote, market and otherwise commercialize the Product shall reside with Wyeth-Ayerst, including in particular, the right to Promote the Product in All Other
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    7.1.2     CONDUCT OF PROMOTION AND CO-PROMOTION.  CoCensys and Wyeth-Ayerst
              shall each use Commercially Reasonable Efforts to Promote and Co-Promote the Product pursuant to the terms and conditions hereof. The Joint Marketing Committee shall oversee and implement all such Promotion and Co-Promotion activities, based on the principle of maximizing profits from sales of the Product in the USA during the Term of Co-Promotion. Each Party shall cause its sales force, and all other employees and approved agents and representatives, to comply with all applicable laws, regulations and guidelines in connection with the Co-Promotion of the Product, including the Prescription Drug Marketing Act and the Federal Anti-Kickback Statute.

    7.1.3     ELECTION OF CO-PROMOTION RIGHT.  CoCensys shall provide
              Wyeth-Ayerst written notice prior to [     *     ] for the
              Product as to whether CoCensys elects to exercise its right to Promote and Co-Promote the Product in the USA. If CoCensys elects not to so participate, Wyeth-Ayerst shall have the exclusive right to commercialize, market, Promote and sell the Product in the USA, subject to the payment to CoCensys of a running royalty on Net Sales in the USA at the rates set forth in
              Article 7.1.5.

    7.1.4 TERMINATION OF RIGHTS BY COCENSYS. Notwithstanding an election by CoCensys to Promote and Co-Promote the Product, CoCensys may elect to forego its right to Promote and Co-Promote the Product
              if [          *          ] upon [     *     ] months prior
              written notice to Wyeth-Ayerst.

    7.1.5 ROYALTIES IN THE EVENT COCENSYS DOES NOT PROMOTE AND CO-PROMOTE. In the event (i) CoCensys elects not to Promote and Co-Promote the Product pursuant to Article 7.1.3, (ii) CoCensys elects to cease to Promote and Co-Promote the Product pursuant to Article 7.1.4, or (iii) CoCensys's rights to Promote and Co-Promote the Product are terminated pursuant to Article 13.4 or Article 13.7.1, Wyeth-Ayerst shall have the exclusive right to market, sell and Promote the Product in the USA and CoCensys shall receive a running royalty on Net Sales in the USA until the end of the Term of Co-Promotion as follows:

                   (a)  [     *     ] PRODUCT ROYALTY.  If the Product is a
                        [     *     ] Product, Wyeth-Ayerst shall pay to
                   CoCensys the following running marginal royalty:


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                   (i)       For annual Net Sales of all [     *     ] Products
                             which are less than or equal to [     *     ]
                             million, [     *     ] of such Net Sales per year;
                             and

                   (ii)      For annual Net Sales of all [     *     ] Products
                             which are more than [     *     ] million but less
                             than or equal to [     *     ] million,
                             [     *     ] of such Net Sales per year; and

                   (iii)     For annual Net Sales of all [     *     ] Products
                             which are more than [     *     ] million,
                             [     *     ] of such Net Sales per year.

              (b)  [     *     ] PRODUCT ROYALTY.  If the Product is a
                   [     *     ] Product, Wyeth-Ayerst shall pay to CoCensys
                   the following running marginal royalty:

                   (i)       For annual Net Sales of all [     *     ] Products
                             which are less than or equal to [     *     ]
                             million, [     *     ] of such Net Sales per year;
                             and

                   (ii)      For annual Net Sales of all [     *     ] Products
                             which are more than [     *     ] million but less
                             than or equal to [     *     ] million, [     *
                             ] of such Net Sales per year; and

                   (iii)     For annual Net Sales of all [     *     ] Products
                             which are more than [     *     ] million, [     *
                                ] of such Net Sales per year.

    7.1.6 TERMINATION OF RIGHTS BY WYETH-AYERST. Wyeth-Ayerst may elect to forego its right to Promote and Co-Promote the Product at any
              time following [     *     ] months prior written notice to
              CoCensys, in


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              which case CoCensys shall obtain the exclusive, subject to
              Wyeth-Ayerst's retained right to manufacture Product in the USA for sale outside the USA right (with the right to sublicense) to manufacture, have manufactured, use, market and sell the Product in the USA, and Wyeth-Ayerst shall receive a running royalty on Net Sales in the USA until the end of the Term of Co-Promotion as follows:

                   (a)  [     *     ] PRODUCT ROYALTY.  If the Product is a
                        [     *     ] Product, CoCensys shall pay to Wyeth-
                        Ayerst the following running marginal royalty:

                        (i)       For annual Net Sales of all [     *     ]
                                  Products which are less than or equal to
                                  [     *     ] million, [     *     ] of such
                                  Net Sales per year; and

                        (ii)      For annual Net Sales of all [     *     ]
                                  Products which are more than [     *     ]
                                  million but less than or equal to
                                  [     *     ] million, [     *     ] of such
                                  Net Sales per year; and

                        (iii)     For annual Net Sales of all [     *     ]
                                  Products which are more than [     *     ]
                                  million, [     *     ] of such Net Sales per
                                  year.

                   (b)  [     *     ] PRODUCT ROYALTY.  If the Product is a
                        [     *     ] Product, CoCensys shall pay to Wyeth-
                        Ayerst the following running marginal royalty:

                        (i)       For annual Net Sales of all [     *     ]
                                  Products which are less than or equal to
                                  [     *     ] million, [     *     ] of such
                                  Net Sales per year; and


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                        (ii)    For annual Net Sales of all [     *     ]
                                Products which are more than [     *     ]
                                million but less than or equal to [     *     ]
                                million, [     *     ] of such Net Sales per
                                year; and

                        (iii)   For annual Net Sales of all [     *     ]
                                Products which are more than [     *     ]
                                million, [     *     ] of such Net Sales per
                                year.

              In the event Wyeth-Ayerst makes the election set forth in this
              Article 7.1.6, Wyeth-Ayerst shall [     *     ].

    7.1.7 NO REINSTATEMENT. A Party's rights to Promote or Co-Promote the Product may not be reinstated after delivery of a notice of early termination thereof.

7.2 JOINT MARKETING COMMITTEE. The Parties agree that the Promotion and Co-Promotion will be managed by a Joint Marketing Committee (the "JMC").

    7.2.1     COMPOSITION.  No later than the Beginning of Phase III for the
              Product, each of the Parties will appoint [     *     ]
              representatives to the JMC.  The chairperson of the JMC will be
              [     *     ].  A Party may change any of its representatives at
              any time by giving written notice to the other Party.

    7.2.2     RESPONSIBILITIES.  The JMC will:

              (a) monitor compliance with the Marketing Plan and approve any immaterial change in the Marketing Plan; and

              (b)  oversee the Promotion and Co-Promotion as discussed in this
                   Article 7, including determining the appropriate level of effort of each Party in the markets in which they Co-Promote in a manner commensurate with each Party's economic interest in such market.

    7.2.3 MEETINGS OF THE JMC. The chairperson of the JMC shall call meetings when deemed appropriate, currently anticipated to be no less frequently than once every three (3) months. If possible, the meetings shall be held in person, or where appropriate, by video or telephone conference. The chairperson shall determine the form of the meeting. Additional participants may be invited by any member to attend meetings where


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              appropriate (e.g., representatives of regulatory affairs or outside consultants). Such additional participants shall have no vote. Minutes of each meeting of the JMC shall be exchanged for review and comment by the members. Thereafter, they shall be signed by the chairperson.

    7.2.4 VOTING OF THE JMC. The JMC shall make decisions by majority vote, with at least one consenting vote of each Party's JMC members.
              If the required majority for a decision cannot be found and all the members of each Party take the same opposing positions in a matter which either Party deems to be of major importance, the matter shall be handled pursuant to Article 7.2.6. Voting by proxy is permissible. Urgent matters (including regulatory and adverse event matters) may be decided by unanimous vote of the chairperson and a representative designated by CoCensys.

    7.2.5 ROLE OF CHAIRPERSON. Except as explicitly set forth herein, in no event shall the chairperson of the JMC have any additional powers or responsibilities beyond those delegated to such person by virtue of such person's membership on the JMC. Without limiting the foregoing, it is understood that, except as a voting member of the JMC, the chairperson shall not have the power to control or dictate decisions or to veto any decisions reached by the committee under the decision-making processes set forth in
              Article 7.2.4.

    7.2.6 DISPUTE RESOLUTION. If the JMC is unable to resolve, after thirty (30) days, a dispute regarding any issue presented to it or arising in it, such dispute will be referred to the Chief Executive Officer of CoCensys and the President of Wyeth-Ayerst Laboratories, an Affiliate of Wyeth-Ayerst for good faith resolution, for a period of ninety (90) days. If such dispute is not resolved by the end of such ninety (90) day period, the Parties shall be free to pursue any legal or equitable remedy available to them.

7.3 MARKETING PLAN. The Promotion and Co-Promotion of the Product will be governed by a marketing plan (the "Marketing Plan"). The Marketing Plan will describe fully, to the extent practicable, the proposed plan for commercialization of the Product in the USA, including overall marketing strategy, anticipated marketing, sales and promotion efforts by each Party in each of the Neurologist Market, the Psychiatrist Market and All Other Markets, market and sales forecasts, pricing analysis and estimated launch date, guidelines for discounting the Product, as well as advertising and other promotional materials to be used in the Promotion and Co-Promotion. The Marketing Plan will be prepared by Wyeth-Ayerst, after consultation with representatives of CoCensys, and will take into consideration factors such as market conditions, regulatory factors and competition. The initial Marketing Plan shall be prepared under the direction of and adopted by the JMC no later than six (6) months after the first filing of the NDA for the Product (unless otherwise agreed by the Parties). Such Marketing


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    Plan shall thereafter be reviewed and, where necessary, updated, at least every three (3) months (or more frequently if so determined by the JMC).

7.4 SALES FORCE EXPENSES.  [          *          ].

7.5 DETERMINATION AND ALLOCATION OF GROSS MARGIN AND ROYALTIES.

    7.5.1 PSYCHIATRY MARKET. In consideration for each Party's Co-Promotion efforts in the Psychiatry Market, Wyeth-Ayerst shall
              be entitled to [          *          ] and CoCensys shall be
              entitled to [     *     ] of the Gross Margin from sales of the
              Product in the Psychiatry Market, as determined by a Prescription Audit.

    7.5.2 NEUROLOGIST MARKET. In consideration for CoCensys' Promotion efforts in the Neurologist Market, CoCensys shall be entitled to
              [     *     ] and Wyeth-Ayerst shall be entitled to [     *     ]
              of the Gross Margin from sales of the Product in the Neurologist Market, as determined by a Prescription Audit.

    7.5.3 ALL OTHER MARKETS. In consideration for Wyeth-Ayerst's Promotion efforts in All Other Markets, Wyeth-Ayerst shall be entitled to
              [     *     ] of the Gross Margin from sales of the Product in
              All Other Markets, as determined by a Prescription Audit, and shall pay to CoCensys a running royalty on Net Sales in the USA until the end of the Term of Co-Promotion as follows:

                   (a)  [     *     ] PRODUCT ROYALTY.  If the Product is a
                        [     *     ] Product, Wyeth-Ayerst shall pay to
                        CoCensys the following running marginal royalty:

                        (i)     For annual Net Sales of all [     *     ]
                                Products which are less than or equal to
                                [     *     ] million, [     *     ] of such
                                Net Sales per year; and

                        (ii)    For annual Net Sales of all [     *     ]
                                Products which are more than [     *     ]
                                million but less than or equal to [     *     ]
                                million, [     *     ] of such Net Sales per
                                year; and


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                        (iii)   For annual Net Sales of all [     *     ]
                                Products which are more than [     *     ]
                                million, [     *     ] of such Net Sales per
                                year.

                   (b)  [     *     ] PRODUCT ROYALTY.  If the Product is a
                        [     *     ] Product, Wyeth-Ayerst shall pay to
                   CoCensys the following running marginal royalty:

                        (i)     For annual Net Sales of all [     *     ]
                                Products which are less than or equal to
                                [     *     ] million, [     *     ] of such
                                Net Sales per year; and

                        (ii)    For annual Net Sales of all [     *     ]
                                Products which are more than [     *     ]
                                million but less than or equal to [     *     ]
                                million, [     *     ] of such Net Sales per
                                year; and

                        (iii)   For annual Net Sales of all [     *     ]
                                Products which are more than [     *     ]
                                million, [     *     ] of such Net Sales per
                                year.

7.6 ADJUSTMENT TO ROYALTIES.

    7.6.1 GENERIC PRODUCTS. In the event that, during the Term of Co-Promotion, a generic version (i.e., same chemical entity) of the Product is introduced in the USA by a Third Party, and if unit sales for all such generic product(s) constitute more than
              [     *     ] of the combined unit sales in the USA of both the
              Product and any such generic product(s), then the annual royalty amount owed by one Party under Article 7.1.5, 7.1.6 or 7.5.3
              shall be reduced by [     *     ] such reduction to be done in
              the fourth quarter payment as described in Article 7.8.

    7.6.2     [     *     ]  In the event one Party (the "Royalty Paying
              Party") owes royalties to the other Party (the "USA Royalty Receiving Party") pursuant to Article 7.1.5, 7.1.6 or 7.5.3 hereunder with respect to Net Sales in the USA and, at the end of
              a given calendar year [     *     ] (where [


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                    *     ] = [          *          ]= [          *          ];
              and [     *     ]= [     *     ] then the Royalty Paying Party
              will provide written notice to the USA Royalty Receiving Party of such fact and the Parties shall meet promptly thereafter to discuss and develop in good faith a commercially reasonable plan
              to [          *          ].  In the event that, at any time after
              the eight (8) month anniversary of the date of the first meeting
              to discuss the [     *     ] (where [     *     ] =
              [          *          ] then, for so long as [     *     ], an
              amount equal to [     *     ] may be deducted from the royalty
              due the USA Royalty Receiving Party for such year; PROVIDED, HOWEVER, in no event shall the royalty due the USA Royalty Receiving Party be less than that paid at the lowest applicable
              rate (i.e., [     *     ] for [     *     ] Products and
              [     *     ] for [     *     ] Products, or [     *     ]
              respectively, where Article 7.6.1 applies) set forth in Article 7.1.5, 7.1.6 or 7.5.3.

    7.7 PRESCRIPTION AUDIT. Wyeth-Ayerst shall retain, at its own cost, a Third Party such as IMS America, Ltd. to conduct an audit of the prescribing activity in all markets and to provide the prescription data necessary to calculate Net Sales in each of the Neurologist Market, the Psychiatry Market and All Other Markets (the "Prescription Audit"). Wyeth-Ayerst will provide to CoCensys such data consistent with its obligations to IMS and such data will be the property of Wyeth-Ayerst.

    7.8 PAYMENT AND REPORTING. Within three (3) months after the close of each calendar quarter, or earlier if possible, during the Term of Co-Promotion (i.e., on or before the last day of each of the months of June, September, December and March), Wyeth-Ayerst shall furnish to CoCensys a statement (the "P&L Statement") setting forth Net Sales in the USA and all data on which the determination of Gross Margin was calculated. Wyeth-Ayerst will submit any amount due to CoCensys pursuant to Articles 7.1, 7.5 and 7.6 with the P&L Statement. For any given royalty period during the first three quarters of the year, Wyeth-Ayerst shall pay to CoCensys the royalty at the lowest rate specified in Articles 7.1.5 or 7.5.3 applicable to the then current year-to-date Net Sales level in the USA. Each statement provided at the end of the fourth quarter shall contain a reconciliation of actual royalty payments made during that year and the amount actually owed for such year, and any amounts owing to CoCensys shall be paid to CoCensys at the time of such fourth quarter statement, in accordance with the terms of this Article 7.8. If the Term of Co-Promotion ends during an accounting quarter, the amounts due hereunder shall be calculated for such shortened calendar quarter. Any adjustments to royalties owed in the USA


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          pursuant to Articles 7.6.1 and 7.6.2 shall be done at the end of the calendar year in which such event giving rise to such adjustment occurred; PROVIDED, HOWEVER, that following the entry of one or more generic products in any year, and where royalties were reduced for that year pursuant to Article 7.6.1, the following year's royalty
          rate for quarterly royalty payments shall be at [     *     ] with a
          reconciliation upward at year end in the event sales of such generic product(s) do not rise to the level specified in Article 7.6.1.

    7.9 PROMOTIONAL AND ADVERTISING MATERIALS. The Parties shall disseminate in the USA only those promotional and advertising materials which have been provided or approved for use by the Joint Marketing Committee, the cost of which shall be the responsibility of Wyeth-Ayerst. All such materials shall be consistent with the relevant Marketing Plan approved by the Joint Marketing Committee and neither Party shall make any claims or representations in respect of the Product that have not been approved by the Joint Marketing Committee. All such written and visual materials and all documentary information, promotional material, and oral presentations (where practical) regarding the promotion of the Product will state this arrangement and will display the Wyeth-Ayerst and CoCensys names and logos with equal prominence, as permitted by applicable law.

    7.10 PRICING. The Parties will discuss, and the Marketing Plan will include, the general operating guidelines and strategies for the pricing and discounting of the Product in the USA; PROVIDED,
          HOWEVER, that [          *          ] as to pricing and discounting
          in the USA.

    7.11 NO DELEGATION. Each of the Parties may use only its own employees or the employees of one or more of its Affiliates in the course of exercising its Promotion and Co-Promotion rights under this Agreement, unless an alternative arrangement is approved in advance by the JMC. Notwithstanding the foregoing, in the event CoCensys is exclusively marketing, selling, or promoting the Product in the USA, it shall be free to delegate or sublicense such rights to any Third Party.

    7.12 RETURNS. Wyeth-Ayerst shall be responsible for handling all returns relating to Product. Any Product returned to CoCensys shall be shipped by CoCensys to the address designated by Wyeth-Ayerst.

    7.13 ORDERS. All customer orders for the Product shall be received and executed by Wyeth-Ayerst.

    7.14 SAMPLES. Each of the Parties will keep accurate records as to the distribution of samples of Products and comply with all applicable laws, rules and regulations dealing with the distribution of samples.


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    7.15  COMPLETION OF SALES.  All sales of the Product will be completed, distributed, accounted for, billed and booked by Wyeth-Ayerst.

    7.16 TRAINING. Consistent with the Marketing Plan, but not less than ninety (90) days prior to the commencement of the Term of Co-Promotion for the Product, Wyeth-Ayerst and CoCensys shall conduct joint initial training of each Party's sales force at a site
          to be determined by the JMC.  [          *          ]

    7.17 EXCHANGE OF MARKETING INFORMATION. From time-to-time the Joint Marketing Committee will develop call lists, schedules, and other appropriate information for the purpose of determining the physicians and other persons involved in the drug purchase decision-making process to whom CoCensys and Wyeth-Ayerst, respectively, may detail and otherwise promote each Product. The Parties agree to cooperate in finding an inexpensive and expeditious way to provide a call list and other information indicating the identity of those physicians and other persons involved in the decision-making process regarding the purchase of pharmaceuticals.

8.  ACCOUNTS AND RECORDS; WITHHOLDING TAX.

    8.1 RECORDS. Wyeth-Ayerst shall keep accurate books and accounts of record in connection with the manufacture, use and/or sale by or for it of the Products in sufficient detail to permit accurate determination of all figures necessary for verification of royalties, profits, milestone payments and other compensation required to be paid hereunder. Wyeth-Ayerst shall maintain such records for a period of three (3) years after the end of the year in which they were generated.

    8.2 AUDITS. CoCensys, through an independent certified public accountant reasonably acceptable to Wyeth-Ayerst, shall have the right, at its own expense, to access the books and records of Wyeth-Ayerst for the sole purpose of verifying statements furnished by Wyeth-Ayerst pursuant to Article 7.8. Such access shall be conducted after reasonable prior written notice to Wyeth-Ayerst and during ordinary business hours and shall not be more frequent than once during each calendar year. CoCensys agrees to keep in strict confidence all information learned in the course of such audit, except when it is necessary to reveal such information in order to enforce its rights under this Agreement. CoCensys' right to have such records examined shall survive termination or expiration of this Agreement. In the event such audit reveals an underpayment of
          [     *     ] or more of the amount actually due, Wyeth-Ayerst shall
          reimburse CoCensys for the costs of such audit in addition to promptly remitting to CoCensys the amount of any underpayment.

    8.3 SALES BY SUBLICENSEES. In the event Wyeth-Ayerst grants licenses or sublicenses to others to make or sell the Product, such licenses or
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         an obligation for the licensee or sublicensee to account for and report its Net Sales of such Products on the same basis as if such sales were Net Sales by Wyeth-Ayerst, and CoCensys shall receive royalties in the same amounts as if the Net Sales of the licensee or sublicensee were Net Sales of Wyeth-Ayerst.

    8.4 WITHHOLDING. All taxes, assessments and fees of any nature levied or incurred on account of any payments accruing under this Agreement, by national, state or local governments, will be assumed and paid by Wyeth-Ayerst, except taxes levied thereon as income to CoCensys and if such taxes are required to be withheld by Wyeth-Ayerst they will be deducted from payments due to CoCensys and will be timely paid by Wyeth-Ayerst to the proper taxing authority for the account of CoCensys, a receipt or other proof of payment therefor secured and sent to CoCensys as soon as practicable.

9.  TRADEMARKS.

    [     *     ] shall select and own the Trademarks for marketing the Product
    in the USA.  [     *     ] for (i) registration of such Trademarks and
    (ii) bringing, maintaining and prosecuting any action to protect or defend
    such Trademarks shall be borne [          *          ]  At the termination
    of this Agreement, [     *     ] shall continue to have unrestricted
    ownership of such Trademark(s) in the USA.  [     *     ] rights in this
    Article are subject to Article 7.1.6.

10. MANUFACTURING AND DISTRIBUTION.

    10.1 PRIMARY MANUFACTURE.  [     *     ] shall manufacture or have
         manufactured its requirements for clinical and commercial supplies of the Product. In fulfilling its manufacturing obligations hereunder,
         [     *     ] will use at least the same level of effort as it employs for its other products of similar scientific and commercial promise.
         If [     *     ] elects to have the Product manufactured,
         [     *     ] shall favorably consider using, but shall not be
         obligated to use, [          *          ] as its manufacturing
         sublicensee.

    10.2 SECOND SOURCE. In order to ensure an uninterrupted supply of the Product, the Parties intend to identify a Third Party manufacturer (the "Second Source") to manufacture the Product in the event that
         [     *     ] is unable to supply all of the reasonably anticipated
         requirements of the Product. If the Second Source manufactures the Product pursuant to this Article 10.2, Wyeth-Ayerst and CoCensys shall cooperate and assist each other to obtain, transfer or use any licenses, registrations or information reasonably required to permit such Second Source to manufacture the Product.


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    10.3 EXCHANGE OF INFORMATION.  Subject to Article 17, the Parties undertake to exchange and to use diligent efforts to cause Third Party manufacturers to exchange, on a regular basis, all data and know-how relating to the manufacture of the Product.

    10.4 COMPLIANCE. Any manufacture of the Product for sale in the USA shall be performed in full compliance with United States GMP and all applicable laws and regulations. The JMC shall be entitled to audit such compliance and in particular the quality assurance program for the manufacture of the Product.

11. PROSECUTION, MAINTENANCE AND INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

    11.1 PATENTABLE INVENTIONS.

         11.1.1 Wyeth-Ayerst shall own all Inventions made solely by itsemployees and agents, and all patent applications and patents claiming such Inventions. CoCensys shall own all Inventions made solely by its employees and agents, and all patent applications and patents claiming such Inventions. All Inventions made jointly by employees or agents of CoCensys and employees or agents of Wyeth-Ayerst and all patent applications and patents claiming such Inventions shall be owned jointly by CoCensys and Wyeth-Ayerst. All determinations of inventorship under this Article 11.1.1 shall be in accordance with U.S. law.

         11.1.2 Wyeth-Ayerst and CoCensys shall each disclose to the other and discuss any Inventions and the desirability of filing a United States patent application covering the Invention, as well as any foreign counterparts. The Party owning the Invention shall make the final decision with respect to any such filings. With respect to jointly owned Inventions, the Parties shall determine which Party shall file and prosecute
                   any patent applications thereon.  [     *     ] shall be
                   responsible for expenses for preparing and prosecuting joint patent applications in the USA.

         11.1.3 Each Party shall have the right to select patent counsel and to take such other actions as are reasonably appropriate to prepare, file, prosecute and maintain patent protection with respect to its Inventions arising under this Article 11.1.

    11.2 PROSECUTION AND MAINTENANCE OF PATENT RIGHTS. In the USA, each Party shall be responsible for prosecuting and maintaining its own Patent Rights, subject to Article 11.1.2. To facilitate such decision-making, each Party will appoint a "patent coordinator", who will have the authority to make such decision on behalf


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         of such Party.  All expenses for filing, prosecuting and maintaining
         the CoCensys Patent Rights in the USA shall be borne [     *     ]

    11.3 PATENT EXTENSIONS. The Party holding a Patent Right, if requested by and with the assistance of the other Party, shall apply in a timely manner for such patent term extensions or patent restoration certificates for such Patent Right as are available under the Federal Drug Price Competition and Patent Term Restoration Act of 1984 (Pub.
         L. No. 98-417), and any amendments thereof or any successor acts
         thereto in the USA.  [     *     ] expenses incurred in connection
         with such patent term extensions or patent restoration certificates
         shall be borne [          *          ].

    11.4 COOPERATION. Each of the Parties shall execute or have executed by its appropriate employees, representatives, agents, and contractors such documents as may be necessary to obtain, perfect or maintain any Patent Rights filed or to be filed pursuant to this Agreement, and to cooperate with the other Party so far as reasonably necessary with respect to furnishing all information and data in its possession reasonably necessary to obtain or maintain such Patent Rights.

    11.5 INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

         11.5.1

              (a) If either Party should become aware of any infringement or threatened infringement or misappropriation, as the case may be, in the USA of any Intellectual Property Rights of the other Party, it shall promptly notify such other Party in writing. As soon as practicable the Parties shall confer on the particulars of such infringement or misappropriation and the possible courses of action to be taken. The Party holding the affected Intellectual Property Rights shall have the right, but not the obligation, to institute, prosecute and control any legal proceedings in its own name and by its own counsel and at its own expense, subject to
                   Article 11.5.1(d), to prevent or restrain such infringement,
                   and the other Party shall have the right, [     *     ] to
                   be represented in such action by its own counsel. If one Party brings any such action or proceeding, the other Party hereby consents to being joined as a party plaintiff where necessary and, in case of joining, such other Party agrees to give the first Party reasonable assistance and authority to file and to prosecute such suit, at the exercise of the Party bringing such suit.


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              (b)  Notwithstanding the foregoing, the Parties shall jointly determine which Party shall have the primary right and responsibility (but not the obligation) to institute, prosecute, and control any action or proceeding with respect to infringement or misappropriation of jointly owned Intellectual Property Rights in the USA and the other Party
                   shall have the right, [     *     ] to be represented by its
                   counsel. Each Party hereby consents to the filing of any such action by the other Party with respect to any jointly owned Patent Rights in accordance with this Article 11.5.1(b).

              (c) If one Party alone prosecutes an infringement or misappropriation of Intellectual Property Rights,
                   [         *         ] any damages and costs recovered in
                   any proceedings or by way of settlement under Articles 11.5.1(a) and 11.5.1(b) above or Article 11.5.2 shall
                   [         *         ] as applicable.

              (d) If both Parties participate in prosecuting an infringement or misappropriation of Intellectual Property Rights, the actual costs and expenses of all suits brought by either
                   Party under this Article 11.5.1 shall be [        *        ]
                   Any remaining damages shall then be split [     *     ] to
                   CoCensys and [     *     ] to Wyeth-Ayerst.

         11.5.2 If the Party having the primary right to institute, prosecute, and control such infringement or misappropriation action under Article 11.5.1 fails to do so within a period of one hundred twenty (120) days after receiving notice of the infringement, or if that Party, after initiating an action, determines to discontinue such action, the other Party shall have the right to bring and control or take over any such action by counsel of its own choice, and at its own expense, subject to Article 11.5.1(c) unless prevented from doing so by the laws of the country where the infringement or misappropriation occurred or is threatened.

         11.5.3 In connection with any proposed settlement in respect of any infringement or threatened infringement of any Intellectual Property Rights, the Party intending to settle shall notify and consult with the other Party as to the terms of settlement, whose written consent shall be required prior to any such settlement, such consent shall not be unreasonably withheld.

         11.5.4 In connection with any action taken by either Party against a Third Party to protect or enforce any Intellectual Property Rights, the


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                   other Party shall, if requested, consult with the Party
                   taking such action, and make available as witnesses its employees or as evidence any materials, and/or data as are reasonably necessary for the furtherance of such action. The expenses in connection with the providing of witnesses and/or the making available of any materials and/or data
                   shall be [          *          ]

11.6     INFRINGEMENT OF THIRD PARTY PATENT RIGHTS.

         11.6.1 If Wyeth-Ayerst should be of the opinion that it cannot make, import, use, market and/or sell the Product in the USA under its own Intellectual Property Rights or those licensed to it by CoCensys under this Agreement without infringing a Third Party's patent, it shall notify CoCensys. Both Parties then shall seek an opinion of patent counsel acceptable to both Parties. If such patent counsel concurs with Wyeth-Ayerst's opinion, they shall jointly or independently endeavor to secure a license from the Third Party on terms that are acceptable to both Parties.

         11.6.2    If, in the opinion of patent counsel selected under
                   Article 11.6.1, the Third Party patent, if litigated, would be found invalid or not be infringed by the manufacture or sale of the Product or if the Parties otherwise mutually agree to obtain a license to such Third Party patent, the Parties shall proceed in accordance with the terms of this Agreement, unless an action for infringement is brought against one or both Parties.

         11.6.3 If either Party is sued for patent infringement of any Third Party patents arising out of the manufacture, use, sale or importation of the Product in the USA, the Parties shall promptly meet to discuss the course of action to be taken to resolve or defend any such infringement litigation. Each Party shall provide the other with such assistance as is reasonably necessary and shall cooperate in the defense of
                   any such action.  [     *     ] of any cost/expense of
                   defending such action incurred by Wyeth-Ayerst in the USA and any damages and/or other compensation imposed on Wyeth/Ayerst in such country may be deducted by Wyeth-Ayerst from any amounts otherwise due CoCensys under this Agreement in the form of royalties and/or profit-sharing for the USA, PROVIDED, HOWEVER, in no event shall royalty and/or profit sharing amounts due CoCensys for such country be reduced by
                   more than [     *     ] in any given calendar year as a
                   result of this sentence.


                                         28.

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

12. FORCE MAJEURE.

    Neither Party shall be liable to the other for delay or failure in the performance of the obligations on its part contained in this Agreement if and to the extent that such failure or delay is due to circumstances beyond its control which it could not have avoided by the exercise of reasonable diligence. It shall notify the other Party promptly should such circumstances arise, giving an indication of the likely extent and duration thereof, and shall use all commercially reasonable efforts to resume performance of its obligations as soon as practicable.

13. TERM AND TERMINATION.

    13.1 GENERAL CONDITIONS OF EXPIRATION AND TERMINATION.

         13.1.1 Any permitted sublicenses granted hereunder shall automatically terminate or expire at the same time as this Agreement expires (insofar as they haven't already terminated), except where, and to the extent, any license granted hereunder survives expiration of this Agreement, as expressly provided in this Agreement. Upon early termination of this Agreement for any reason, if any permitted sublicensee is not then in default under its sublicense agreement with Wyeth-Ayerst, then such sublicensee shall automatically have a license under this Agreement as a direct licensee of CoCensys, on economic terms as are set forth herein with respect to Wyeth-Ayerst and otherwise with the same rights and obligations as Wyeth-Ayerst under this Agreement.

         13.1.2 The provisions of Articles 8, 9, 11, 14, 15, and 17 shall survive termination or expiration of this Agreement.

         13.1.3 Termination or expiration of this Agreement shall not operate to deprive either Party of any rights or remedies either at law or in equity or to relieve either Party of any of its obligations incurred prior to the effective date of such termination or expiration.

    13.2 TERM. Unless earlier terminated as set out in this Agreement, the term of this Agreement shall end when all the respective royalty and profit payment obligations of the Parties under this Agreement have expired.

    13.3 TERMINATION FOR BREACH.

         13.3.1 TERMINATION FOR BREACH. Except as otherwise provided in this Section 13.3.1, either Party may terminate this Agreement for material breach by the other Party, which
                   breach remains uncured for [     *     ] in the case of
                   nonpayment of any amount due


                                         29.

* Confidential treatment requested
                   and [     *     ] for all other breaches, each measured from
                   the date written notice of such breach is given to the breaching party, or, if such breach is not susceptible of
                   cure within such [     *     ] period and the breaching
                   party uses diligent good faith efforts to cure such breach,
                   for [     *     ] after written notice to the breaching
                   party.

         13.3.2 BREACH BY WYETH-AYERST. If termination is due to a material breach by Wyeth-Ayerst, all rights granted to Wyeth-Ayerst under this Agreement shall revert to CoCensys, provided that
                   [          *          ] as of the date of such termination.

    13.4 BREACH BY COCENSYS.  In the event of an uncured material breach by
         CoCensys, [          *          ] subject to the payment of royalties
         as provided in Article 7.1.5.

    13.5 NO LIMIT ON REMEDIES. Nothing herein shall exclude or limit any remedies or entitlements whatsoever which the law confers to either Party in the event of a breach of contractual obligations by the other Party.

    13.6 UNILATERAL TERMINATION BY WYETH-AYERST.  Wyeth-Ayerst shall have the
         right to unilaterally terminate this Agreement upon [     *     ]
         written notice. In the event of such termination by Wyeth-Ayerst, all Wyeth-Ayerst's worldwide rights to the Licensed Compound and the Product shall revert to CoCensys. Wyeth-Ayerst shall not be obligated to further fund the Development or the Back-Up Program or to make any other payments under this Agreement for events which occur after the effective date of such termination. After the termination date, Wyeth-Ayerst will make its relevant personnel, relevant data and other resources available as are reasonably necessary to effect an orderly transition of Development and commercialization of the Product for a
         period of [     *     ] after termination.  In the event of such
         termination, Wyeth-Ayerst shall (i) [          *          ] (ii)
         transfer to CoCensys [          *          ] and (iii)
         [          *           ]

    13.7 DETERMINATION OF CO-PROMOTION RIGHTS UPON CHANGE IN CONTROL.

         13.7.1 In the event of a Change of Control (as defined below) of [ * ] promptly shall notify [ * ] of such Change in Control and [ * ] shall have the right, for a period of [


                                         30.

* Confidential treatment requested

                        *     ] from receipt of such notice, and upon
                   [     *     ] written notice to [     *     ] (the "Notice
                   of Intent"), to [          *          ]

         13.7.2 For purposes of this Article 13.7, "Change in Control" shall mean (1) a merger or consolidation in which a Party hereto is not the surviving corporation; (2) a reverse merger in which a Party hereto is the surviving corporation but the shares of such Party's voting stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) if, after giving effect to any agreements among stockholders of a Party hereto, any person holds and may vote in excess of 50% of such Party's voting stock.

         13.7.3    A Change of Control of [     *     ] shall have no effect on
                   this Agreement.

14. ASSIGNMENT.

    14.1 ASSIGNMENT TO AFFILIATES. Either Party may assign any of its rights or obligations under this Agreement in any country to any Affiliates, for so long as they remain Affiliates; provided, however, that such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement.

    14.2 OTHER PERMITTED ASSIGNMENT. Either Party may assign its rights or obligations under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of its
         assets, subject to provisions of Article 13.7, [          *          ]
         provided, that in the event of such merger, reorganization or sale,
         [          *          ]  All other assignments by any Party shall
         [          *          ]

    14.3 BINDING NATURE OF ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Article 14 shall be void.


                                         31.

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

15. INDEMNIFICATION.

    15.1 CROSS INDEMNIFICATION.

         15.1. Each Party hereby agrees to save, defend and hold the other Party and its agents and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable legal expense and attorneys' fees, brought by a Third Party or that arise in connection with any claim brought by a Third Party ("Losses") resulting directly from the manufacture, use, handling, storage, sale or other disposition of Products in the USA to the extent such Losses result solely from (i) the negligence of the indemnifying party or breach by the indemnifying party of any provision of this Agreement, (ii) failure of the indemnifying party to manufacture or have manufactured Products (bulk or finished form) according to cGMP or Product specifications, or (iii) marketing activities of the indemnifying party contrary to applicable governmental regulations or outside the approved labeling of the Product.

         15.1.2    In the event CoCensys is seeking indemnification under
                   Article 15.1.1, it shall inform Wyeth-Ayerst of a claim as soon as is reasonably practicable after it receives notice of the claim, shall permit Wyeth-Ayerst to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of Wyeth-Ayerst) in the defense of the claim.

         15.1.3    In the event Wyeth-Ayerst is seeking indemnification under
                   Article 15.1.1, it shall inform CoCensys of a claim as soon as is reasonably practicable after it receives notice of the claim, shall permit CoCensys to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of CoCensys) in the defense of the claim.

    15.2 INSURANCE. Each Party further agrees to use reasonable commercial efforts to obtain and maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability, with reputable and financially secure insurance carriers to cover its indemnification obligations under Articles 15.1 and 15.2 or self-insurance, with limits of not less than $5,000,000 per occurrence and in the aggregate.


                                         32.

16. WARRANTIES AND REPRESENTATIONS.

    16.1 GENERAL.  Each Party hereby warrants to the other:

         16.1.1 that it has full power and authority to execute and deliver this Agreement and to perform the obligations on its part hereunder; and

         16.1.2 that the execution and delivery by it of this Agreement and the performance of its obligations hereunder have been duly approved by all necessary corporate action and do not require any shareholder action or approval.

         16.1.3 that to the best of its knowledge, the manufacture, use, importation, offer for sale or sale of CO 2-6749 will not infringe any Third Party patent in the USA.

    16.2 USC/ROCKEFELLER LICENSE. Wyeth-Ayerst acknowledges and understands that certain technologies sublicensed to Wyeth-Ayerst hereunder were licensed to CoCensys under terms of that certain Exclusive License Agreement among CoCensys, The University of Southern California and the Rockefeller University dated August 28, 1990 (the "USC/Rockefeller License"), a copy of which has been provided to Wyeth-Ayerst.
         CoCensys has received a letter from the University of Southern California, dated April 11, 1997, permitting CoCensys to grant to Wyeth-Ayerst a sublicense under such license.

17. CONFIDENTIAL INFORMATION.

    17.1 INFORMATION. Each Party shall keep all information received from the other Party (the "Information") confidential and shall not disclose nor use the Information without the other Party's written consent except to the extent contemplated by this Agreement. This restriction shall not, however, prevent disclosure of the Information if and to the extent that disclosure is required by law, PROVIDED THAT the disclosing Party informs the other Party without delay of any such requirement, in order to allow such other Party to object to such disclosure and to seek an appropriate protective order or similar protection prior to disclosure.

    17.2 EXCEPTIONS. The above obligations shall not apply or shall cease to apply to Information which:

         17.2.1 is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

         17.2.2 is known by the receiving Party at the time of receiving such information, as evidenced by its written records;


                                         33.

         17.2.3 is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

         17.2.4 is independently developed by or for the receiving Party without any breach of this Article 17; or

         17.2.5 is the subject of a written permission to disclose provided by the disclosing Party.

    17.3 PERMITTED DISCLOSURES. Information may be disclosed to employees, agents, consultants, sublicensees or suppliers of the recipient Party or its Affiliates, but only to the extent required to accomplish the purposes of this Agreement and only if the recipient Party obtains prior agreement from its employees, agents, consultants, sublicensees or suppliers to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants, sublicensees or suppliers do not disclose or make any unauthorized use of the Information.

    17.4 DISCLOSURE OF AGREEMENT. Neither CoCensys nor Wyeth-Ayerst shall release to any Third Party or publish in any way any non-public information with respect to the terms of this Agreement or concerning their cooperation without the prior written consent of the other, which consent will not be unreasonably withheld or delayed; provided; however that either Party may disclose the terms of this Agreement to the extent required to comply with applicable laws, including without limitation the rules and regulations promulgated by the Securities and Exchange Commission and the Party intending to disclose the terms of this Agreement shall provide the nondisclosing party an opportunity to review and comment on the intended disclosure which is reasonable under the circumstances. Notwithstanding any other provision of this Agreement, each Party may disclose the terms of this Agreement to lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such Party either (i) upon the written consent of the other Party or
         (ii) if the disclosing Party uses reasonable efforts to obtain a signed confidentiality agreement with such financial institution with respect to such information, upon terms substantially similar to those contained in this Article 17.

    17.5 PUBLICITY. Subject to Article 17.4, all publicity, press releases and other announcements relating to this Agreement or the transaction contemplated hereby shall be reviewed in advance by, and shall be subject to the approval of, both Parties.

    17.6 PUBLICATION. The Parties shall cooperate in appropriate publication of the results of research and development work performed pursuant to this Agreement, but


                                         34.

         subject to their predominating interest in obtaining patent protection for any patentable subject matter. The determination of authorship for any paper shall be in accordance with accepted scientific practice. Notwithstanding anything in this Article 17.6 to the contrary, all publication and presentations of the results of research and development work performed pursuant to this Agreement must be approved in advance by both Parties.

18. MISCELLANEOUS.

    18.1 NO WAIVER OF CONTRACTUAL RIGHTS. The failure of either Party to require performance by the other Party of any of that other Party's obligations hereunder shall in no manner affect the right of such Party to enforce the same at a later time. No waiver by any Party hereto of any condition, or of the breach of any provision, term, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or of any other condition or of the breach of any other provision, term representation or warranty hereof.

    18.2 EXECUTION AND AMENDMENTS.

         18.2.1 Each Party shall execute and deliver all such instruments and perform all such other acts as the other Party may reasonably request in order to carry out the transactions contemplated by this Agreement.

         18.2.2 This Agreement may not be amended or modified except by written instrument signed by or on behalf of both Parties.

    18.3 SEVERABILITY. If a court or other tribunal of competent jurisdiction should hold any term or provision of this agreement to be excessive, or invalid, void or unenforceable, the offending term or provision shall be deleted, and, if possible, replaced by a term or provision which, so far as practicable achieves the legitimate aims of the Parties.

    18.4 RELATIONSHIP BETWEEN THE PARTIES. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor shall be construed so as to constitute CoCensys or Wyeth-Ayerst as partners or joint venturers with respect to this Agreement. Neither Party shall have the express or the implied right nor authority to assume or create any obligations on behalf of or in the name of the other Party, nor to bind the other Party to any other contract, agreement or undertaking with any Third Party.

    18.5 CORRESPONDENCE AND NOTICES.


                                         35.

         18.5.1 Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by facsimile, or by airmail to any one member of the JMC appointed by the Party which is to receive such written communication, or any other way as the JMC deems appropriate.

         18.5.2 Extraordinary notices and communications (including but not limited to notices of termination, force majeure, material breach, change of address) shall be in writing and sent by prepaid registered or certified air mail, or by facsimile confirmed by prepaid registered or certified air mail letter, and shall be deemed to have been properly served to the addressee upon receipt of such written communication.

         18.5.3 In the case of CoCensys, the proper address for communications and for all payments shall be:

                   CoCensys, Inc.
                   213 Technology Drive
                   Irvine, California 92618, USA
                   Attn:  Chief Executive Officer

                   and in the case of Wyeth-Ayerst, the proper address for communications and for all payments shall be:

                   Wyeth-Ayerst Laboratories
                   555 Lancaster Avenue
                   St. Davids, PA  19087
                   Attn:  Senior Vice President, Global Business Development

         With a copy to:

                   American Home Products Corporation
                   5 Giralda Farms
                   Madison, NJ  07940
                   Attn:  Senior Vice President and General Counsel

    18.6 CHOICE OF LAW. This Agreement is subject to and governed by the laws of the State of Delaware, excluding its conflict of laws provisions.

    18.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.


                                         36.

This Agreement together with its Exhibits and further agreements mentioned herein and Agreement (No. 2) constitutes the entire agreement of the Parties with respect to the subject matter hereof as of its date, and supersedes all prior agreements, understandings, representations and proposals, written or oral, relating thereto.

AMERICAN HOME PRODUCTS CORPORATION     COCENSYS, INC.



-------------------------------        -------------------------------
Name                                   Name
Title                                  Title


                                         37.

                                      EXHIBIT A

                         BACK-UP COMPOUND CANDIDATE CRITERIA
             -----------------------------------------------------------
             -----------------------------------------------------------

              CRITERION FOR IND-TRACKING            ACTIVITIES REQUIRED
             -----------------------------------------------------------
             -----------------------------------------------------------
                               [          *          ]


* Confidential treatment requested

                                      EXHIBIT B



                               [          *          ]


* Confidential treatment requested

                                      EXHIBIT C

                                COCENSYS PATENT RIGHTS



US  ISSUE DATE     EXPIRATION DATE     CORRESPONDING FOREIGN APPLICATION
-------------------------------------------------------------------------

                               [          *          ]


* Confidential treatment requested

                                      EXHIBIT D


                          DEFINITION OF FULLY BURDENED COST

The following expenses are manufacturing expenses which are prepared in accordance with generally accepted accounting principles consistently applied.

THE FOLLOWING EXPENSES ARE INCLUDED IN MANUFACTURING COSTS:


                               [          *          ]


* Confidential treatment requested

                                      EXHIBIT E

                             WYETH-AYERST PATENT RIGHTS


                               [          *          ]


* Confidential treatment requested

                                      EXHIBIT F

                               STOCK PURCHASE AGREEMENT

                                 COCENSYS, INC.

                                   -----------


                       PREFERRED STOCK PURCHASE AGREEMENT

                                   -----------


                                  MAY   , 1997

                                TABLE OF CONTENTS
                                                                        PAGE

1.   PURCHASE AND SALE . . . . . . . . . . . . . . . . . . . . . . .      1
     1.1  Shares.. . . . . . . . . . . . . . . . . . . . . . . . . .      1
     1.2  Closing Date . . . . . . . . . . . . . . . . . . . . . . .      1
     1.3  Delivery . . . . . . . . . . . . . . . . . . . . . . . . .      1

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . .      1
     2.1  Organization and Standing; Articles and Bylaws . . . . . .      1
     2.2  Authorization. . . . . . . . . . . . . . . . . . . . . . .      1
     2.3  Validity of Shares and Conversion Shares . . . . . . . . .      2
     2.4  Offering . . . . . . . . . . . . . . . . . . . . . . . . .      2
     2.5  Full Disclosure. . . . . . . . . . . . . . . . . . . . . .      2
     2.6  SEC Filings. . . . . . . . . . . . . . . . . . . . . . . .      3
     2.7  Authorized Capital; Outstanding Shares . . . . . . . . . .      3
     2.8  Litigation . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.9  Voting Arrangements. . . . . . . . . . . . . . . . . . . .      3
     2.10 No Conflict; No Violation. . . . . . . . . . . . . . . . .      3
     2.11 Consents and Approvals.. . . . . . . . . . . . . . . . . .      3
     2.12 Absence of Certain Developments. . . . . . . . . . . . . .      4

3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER . . . . . . . .      4
     3.1  Legal Power. . . . . . . . . . . . . . . . . . . . . . . .      4
     3.2  Due Execution. . . . . . . . . . . . . . . . . . . . . . .      4
     3.3  Investment Representations . . . . . . . . . . . . . . . .      4

4.   REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . .      6
     4.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . .      6
     4.2  Registration . . . . . . . . . . . . . . . . . . . . . . .      6
     4.3  Expenses of Registration . . . . . . . . . . . . . . . . .      7
     4.4  Obligations of the Company . . . . . . . . . . . . . . . .      8
     4.5  Indemnification. . . . . . . . . . . . . . . . . . . . . .      9
     4.6  Information by Holder. . . . . . . . . . . . . . . . . . .     11
     4.7  Transfer of Registration Rights. . . . . . . . . . . . . .     11
     4.8  Delay of Registration. . . . . . . . . . . . . . . . . . .     11
     4.9  Rule 144 Reporting.. . . . . . . . . . . . . . . . . . . .     11
     4.10 "Market Stand-Off" Agreement.. . . . . . . . . . . . . . .     12

5.   CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . .     12
     5.1  Conditions to Obligations of Purchaser . . . . . . . . . .     12
     5.2  Conditions to Obligations of the Company . . . . . . . . .     13

6.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .     14
     6.1  Governing Law. . . . . . . . . . . . . . . . . . . . . . .     14
     6.2  Survival . . . . . . . . . . . . . . . . . . . . . . . . .     14
     6.3  Successors and Assigns . . . . . . . . . . . . . . . . . .     14

     6.4  Entire Agreement . . . . . . . . . . . . . . . . . . . . .     14
     6.5  Separability . . . . . . . . . . . . . . . . . . . . . . .     14
     6.6  Amendment and Waiver . . . . . . . . . . . . . . . . . . .     14
     6.7  Delays or Omissions. . . . . . . . . . . . . . . . . . . .     15
     6.8  Notices, etc . . . . . . . . . . . . . . . . . . . . . . .     15
     6.9  Finder's Fees. . . . . . . . . . . . . . . . . . . . . . .     16
     6.10 Fees and Expenses. . . . . . . . . . . . . . . . . . . . .     16
     6.11 Information Confidential . . . . . . . . . . . . . . . . .     16
     6.12 Titles and Subtitles . . . . . . . . . . . . . . . . . . .     17
     6.13 Counterparts . . . . . . . . . . . . . . . . . . . . . . .     17

                                 COCENSYS, INC.

                       PREFERRED STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is made as of May 12, 1997, by and among COCENSYS, INC., a Delaware corporation (the "Company"), and AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation ("Purchaser").

     1.   PURCHASE AND SALE

          1.1 SHARES. Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and agreements contained herein, the Company hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, for $5,000,000 (the "Purchase Price"), 100,000 shares (the "Shares") of the Company's Series C Convertible Preferred Stock (the "Preferred Stock"). The terms of the Preferred Stock are set forth in the Certificate of Designation annexed hereto as Exhibit A (the "Certificate of Designation").

          1.2 CLOSING DATE. The closing of the sale and purchase of the Shares (the "Closing") shall take place on May 12, 1997 (the "Closing Date").

          1.3 DELIVERY. At the Closing, the Company will deliver to Purchaser a certificate or certificates, in such denominations and registered in such names as Purchaser may designate by notice to the Company, representing the Shares to be purchased by Purchaser from the Company, dated the Closing Date, against payment of the Purchase Price by wire transfer, a check made payable to the order of the Company, or any combination thereof.

     2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          Except as otherwise specifically disclosed to Purchaser in writing on the date hereof, the Company hereby represents and warrants to Purchaser as follows:

          2.1 ORGANIZATION AND STANDING; ARTICLES AND BYLAWS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full and requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified as a foreign corporation to do business in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except where the failure to so qualify would not materially or adversely affect the Company, its business, assets, prospects, condition (financial or otherwise) or operations.

          2.2 AUTHORIZATION. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to issue the Shares as contemplated herein. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all the Company's obligations hereunder, for the authorization, issuance, sale and delivery of the Shares and for the reservation for issuance of the shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares") has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

          2.3 VALIDITY OF SHARES AND CONVERSION SHARES. The sale of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been waived and, when issued, sold and delivered in compliance with the provisions of this Agreement and, as applicable, the Certificate of Designation, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable and will be free of any liens, claims or encumbrances; PROVIDED, HOWEVER, that the Shares and the Conversion Shares will be subject to restrictions on transfer under state and/or federal securities laws, and the Shares will be subject to additional restrictions on transfer, in each case as set forth herein, or as otherwise required by such laws at the time a transfer is proposed.

          2.4 OFFERING. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 3.3 hereof on the date hereof and on the Closing Date, the offer, issue, and sale of the Shares, and the issuance of the Conversion Shares (assuming no change in applicable law on each Conversion Date), are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act") and have been or will be registered or qualified (or are or will be exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

          2.5  FULL DISCLOSURE.

               (a) The Company has furnished to Purchaser the Company's annual report on Form 10-K for the fiscal year ended December 31, 1996, as amended (the "1996 10-K") and the Company's Current Report on Form 8-K dated April 29, 1997 (the "8-K") (the "SEC Documents"). The Company warrants that, as of their respective dates (or if amended, as of the date of such amendment), the SEC documents complied as to form with the requirements of the Securities Exchange Act of 1934 (the "1934 Act"), and the information contained in such documents did not contain any untrue statement of a material fact, and did not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement was made, not misleading. The Company further warrants that the 1996 10-K, as modified by the 8-K, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements therein not misleading as of the date hereof.

               (b) The Company has not filed with the Securities and Exchange Commission (the "SEC") any reports under the 1934 Act since the date of the 8-K.

          2.6 SEC FILINGS. The Company has timely filed with the SEC all reports and other documents required to be so filed. The Company agrees that, as long as the Development and Commercialization Agreement between the Company and Wyeth-Ayerst Laboratories, dated as of May 12, 1997, is in effect, it will, upon the Purchaser's written request, promptly furnish to Purchaser all SEC filings and any annual and quarterly reports furnished to the Company's stockholders.

          2.7 AUTHORIZED CAPITAL; OUTSTANDING SHARES. The Company is authorized to issue 75,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of March 31, 1997, there were 22,516,863 shares of Common Stock and 100,000 shares of Preferred Stock outstanding. No shares of capital stock, or securities convertible into or exercisable for capital stock or other rights affecting the capital stock, have been issued since such date except for issuances pursuant to the Company's equity compensation plans or pursuant to outstanding options, warrants or rights, in each case as described in the 1996 10-K. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Common Stock were issued in violation of the preemptive rights, if any, of any stockholders of the Company.

          2.8 LITIGATION. There is no action, suit or proceeding pending, or, to the Company's knowledge, threatened, against the Company (a) which questions the validity of this Agreement or the ability of the Company to consummate the transactions contemplated hereby or (b) which, singly or in the aggregate, if the subject of unfavorable decision, ruling or finding, would materially adversely affect the business, properties, prospects, operations, or financial condition of the Company, in each case as described in the 1996 10-K.

          2.9 VOTING ARRANGEMENTS. To the best of the Company's knowledge, there are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of the Company relating to the voting of their respective shares.

          2.10 NO CONFLICT; NO VIOLATION. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not (a) violate or conflict with any provisions of the Amended and Restated Certificate of Incorporation, as amended, or Bylaws of the Company; (b) result in any breach, conflict with, violation of or default or loss of a benefit under, or permit the acceleration of any obligation under (in each case, upon the giving of notice, the passage of time, or both) any mortgage, indenture, lease, loan agreement or other agreement or instrument, permit, franchise, license, judgment, order, decree, law, ordinance, rule or regulation applicable to the Company or its properties.

          2.11 CONSENTS AND APPROVALS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any federal, state or local governmental authority, required on the part of the Company in connection with the valid execution, delivery and performance of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

          2.12 ABSENCE OF CERTAIN DEVELOPMENTS. Except as disclosed in or contemplated by the SEC Documents, since December 31, 1996, the Company has not
(a) incurred or become subject to any material liabilities (absolute or contingent) except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business, consistent with past practices; (b) mortgaged, pledged or subjected to lien, charge or any other encumbrance any of its assets, tangible or intangible; (c) sold, assigned or transferred any of its assets or canceled any debts or obligations except in the ordinary course of business, consistent with past practices; (d) suffered any extraordinary losses, or waived any rights of substantial value; (e) sold, assigned or transferred to a third party that is not an affiliate (within the meaning set forth in Rule 405 under the Securities Act of 1933, as amended) any material patents, trademarks, copyrights, trade secrets or other intangible assets for compensation less than the fair value of such assets; (f) declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (g) entered into any material transaction other than in the ordinary course of business, consistent with past practices; or (h) otherwise had any material change in its condition, financial or otherwise, except for changes in the ordinary course of business, consistent with past practices, none of which individually or in the aggregate has been materially adverse.

          2.13 NASDAQ NATIONAL MARKET DESIGNATION. The Common Stock of the Company is listed on the Nasdaq National Market and the Company knows of no reason or set of facts which is likely to result in the delisting of the Common Stock by the Nasdaq National Market or the inability of such stock to continue to be included in the Nasdaq National Market.

     3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

          Purchaser hereby represents and warrants to the Company as follows:

          3.1 LEGAL POWER. It has the requisite legal power to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

          3.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by it, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

          3.3  INVESTMENT REPRESENTATIONS.

               (a) It is acquiring the Shares, and intends to acquire the Conversion Shares, for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

               (b) It understands and agrees that the Shares have not been and, when issued, the Conversion Shares will not be, registered under the 1933 Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration; each certificate representing the Shares and the Conversion Shares will be endorsed with the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) PURSUANT TO RULE 144 UNDER THE 1933 ACT OR (B) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR (C) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT;

(iii) each certificate representing the Shares also will be endorsed with the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) THE TRANSFEREE IS AN AFFILIATE OF THE HOLDER WITHIN THE MEANING OF RULE 144 UNDER THE 1933 ACT OR (B) ALL SUCH SECURITIES ARE TRANSFERRED TO A SINGLE INDIVIDUAL OR ENTITY;

and the Company will instruct any transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legends are satisfied, PROVIDED HOWEVER, that to the extent the legend set forth in clause (b)(ii) above is no longer required, the Company shall cause its transfer agent to issue a new certificate or certificates free of such legend.

               (c) It has been furnished with such materials and has been given access to such information relating to the Company as it or its qualified representative has requested and it has been afforded the opportunity to ask questions regarding the Company and the Shares, all as it has found necessary to make an informed investment decision.

               (d) It is an "accredited investor" within the meaning of Regulation D under the 1933 Act.

               (e) It was not formed for the specific purpose of acquiring the Shares or the Conversion Shares.

     4.   REGISTRATION RIGHTS.

          The Company hereby grants to Purchaser the registration rights set forth in this Section 4, with respect to the Registrable Securities (as hereinafter defined) owned by Purchaser.

          4.1  DEFINITIONS.  As used in this Section 4:

               (a)  The term "Holder" or "Holders" shall mean (i) Purchaser and
(ii) any other person holding or having the right to acquire Registrable Securities to whom these registration rights have been transferred pursuant to Subsection 4.7 hereof.

               (b) The terms "register," "registered," and "registration" refer to a registration effected by filing with the SEC a registration statement (the "Registration Statement") in compliance with the 1933 Act and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

               (c) The term "Registrable Securities" means (i) the shares of Common Stock of the Company issued upon conversion of the Shares (the "Conversion Shares") in accordance with the Certificate of Designation and such other shares of Common Stock of the Company held by Purchaser from time to time and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued
as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares referred to in clause (i) of this subsection (c); PROVIDED, HOWEVER, that Registrable Securities shall cease to be Registrable Securities upon the expiration of the Market Stand-Off Agreement set forth in
Section 4.10 hereof. In the event of any recapitalization by the Company, whether by stock split, reverse stock split, stock dividend or the like, the number of shares of Registrable Securities shall be proportionately increased or decreased.

          4.2  REGISTRATION.


               (a) REGISTRATION. If at any time or from time to time the Company shall determine to register any of its securities for its own account (other than a registration relating solely to employee benefit plans or a registration on Form S-4 relating solely to an SEC Rule 145 transaction) or for the account of security holders pursuant to demand registration rights, the Company will:

                    (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 calendar days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Subsection 4.2(b) below.

               (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Subsection 4.2(a)(i). In such event the right of any Holder to registration pursuant to this Section 4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company and any other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Subsection 4.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting subject to the terms of this paragraph. The Company shall so advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the following manner: shares, other than Registrable Securities and other securities carrying registration rights, requested to be included in such registration by stockholders shall be excluded and if a limitation on the number of shares is still required, the number of securities that may be included shall be allocated among the Holders and holders of securities having PARI PASSU registration rights, if any, in proportion, as nearly as possible, to the respective amounts of such securities held by each such holder, in each case at the time of filing the Registration Statement. In the event of any underwriter cutback, if any selling stockholder which is a Holder of Registrable Securities is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder", and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder", as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

          4.3 EXPENSES OF REGISTRATION. All expenses incurred in connection with a registration effected pursuant to Subsection 4.2, including without limitation all registration, filing, and qualification fees (including blue sky fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for the Company and, if there are more than two (2) participating Holders, of one special counsel for the participating Holders, and expenses of any special audits incidental to or required by such registration (collectively, "Registration Expenses"), shall be borne by the Company; provided, however, that the term Registration

Expenses shall not include, and in no event will the Company be obligated to pay, stock transfer taxes or underwriters' discounts or commissions relating to Registrable Securities.

          4.4 OBLIGATIONS OF THE COMPANY. Whenever required under Section 4.2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the earlier of (i) one hundred eighty
(180) days or (ii) until the Holder or Holders have completed the distribution relating thereto; PROVIDED HOWEVER, that the Company may delay the filing of such registration statement for up to 60 days following such request by giving notice to Purchaser if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a material effect on the Company. Following the effectiveness of a registration statement filed pursuant to Rule 415 under the 1933 Act, the Company may, at any time, but not more than once in any six-month period, suspend the effectiveness of such registration statement for up to 60 days, as appropriate (a "Suspension Period"), by giving notice to Purchaser, if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a material effect on the Company. The duration of any Suspension Period shall be added to the period of time the Company agrees to keep the registration statement effective. Purchaser agrees that, upon receipt of any notice from the Company of a Suspension Period, Purchaser shall forthwith discontinue disposition of shares covered by such registration statement or prospectus until Purchaser (i) is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and, if requested by such underwriter, cause appropriate officers to participate in a "road show" to market such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 4, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 4, if such securities are being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          4.5  INDEMNIFICATION.

               (a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder's officers, directors, partners and agents, and each person controlling such Holder, with respect to any registration, qualification, or compliance effected pursuant to this Section 4, and each underwriter, if any, and each person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages, and liabilities (or actions in respect thereto) to which they may become subject under the 1933 Act, the 1934 Act, or other applicable law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of any law, rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, each such Holder, each such underwriter, and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense, arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

               (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in such registration, qualification, or compliance, indemnify the Company, each of its directors, and each officer who signs a Registration Statement in connection therewith, and each person controlling the Company, each underwriter, if any, and each person who controls any underwriter, of the Company's securities covered by such a Registration Statement, and each other Holder, each of such other Holder's officers, partners, directors and agents and each person controlling such other Holder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such director, officer, partner, and controlling person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. In no event will any Holder be required to enter into any agreement or undertaking in connection with any registration under this Section 4 providing for any indemnification or contribution obligations on the part of such Holder greater than such Holder's obligations under this Subsection 4.5. The liability of each Holder for indemnification under this Section 4.5 shall not exceed the proceeds to such Holder from the sale of Registrable Securities.

               (c) Each party entitled to indemnification under this Subsection 4.5 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be reasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No

Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation.

          4.6 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 4.

          4.7  TRANSFER OF REGISTRATION RIGHTS.  The rights contained in this
Section 4 to cause the Company to register the Registrable Securities, may be assigned or otherwise conveyed to any affiliate (as such term is defined in Rule 405 under the 1933 Act) of Purchaser who is a transferee or assignee of Shares or Registrable Securities, or to a third party acquiring all of the Registrable Securities, each of whom shall be considered a "Holder" for purposes of this
Section 4, provided that the Company is given written notice by Purchaser, at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and provided that any such transferee agrees in writing to be bound by the provisions of this
Section 4.

          4.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

          4.9 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, in accordance with subsection (c) of Rule 144 under the 1933 Act ("Rule 144") or any similar or analogous rule promulgated under the 1933 Act, as long as Registrable Securities are outstanding;

               (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and 1934 Act;

               (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the 1934 Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

               (d) Take all such action (including without limitation the furnishing of the information described in Rule 144(d)(4)) as may be necessary or helpful to facilitate a sale of Registrable Securities by a Holder to a "qualified institutional buyer," as such term is defined in Rule 144A of the 1933 Act.

          4.10 "MARKET STAND-OFF" AGREEMENT. Purchaser hereby agrees that, except for Registrable Securities being sold pursuant to this Section 4, during the ninety (90)-day period following the effective date of a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company or any underwriter, sell or otherwise transfer or dispose of any Common Stock of the Company held by it at any time during such period; PROVIDED, HOWEVER, that:

               (a) Such agreement shall be applicable only to registration statements (other than on Form S-8) of the Company which cover Common Stock (or other securities) to be sold on its behalf to the public;

               (b) Such Agreement shall be applicable only if Purchaser holds at least one percent (1%) of the Common Stock of the Company then outstanding; and

               (c) All executive officers and directors of the Company, and all other corporate partners of the Company similarly situated, enter into similar agreements.

     The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such period. The agreement of the Purchaser set forth in this Section 4.10 shall lapse five
(5) years after the Closing Date provided that Purchaser is not at such time an affiliate of the Company (as defined in Rule 405 under the 1933 Act), in which case such restrictions shall lapse at such time as Purchaser ceases to be an affiliate.

     5.   CONDITIONS TO CLOSING.

          5.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment, at or prior to the Closing, of all of the following conditions, any of which may be waived by Purchaser:

               (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in
Section 2 hereof, to the extent qualified as to materiality, shall be true and correct in all respects and, to the extent not so qualified, shall be true and correct in all material respects on the date of the Closing with the same force and effect as if they had been made on and as of said date; the business and assets of the Company shall not have been adversely affected in any material way prior to the Closing; and the Company shall have performed and complied with all obligations, agreements and conditions herein required to be performed by it on or prior to the Closing.

               (b) OPINION OF THE COMPANY'S COUNSEL. Purchaser shall have received from Cooley Godward LLP, counsel to the Company, an opinion letter substantially in the form attached hereto as Exhibit B, addressed to it, dated the date of the Closing.

               (c) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser, and Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

               (d) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC or any commissioner of corporations or similar officer of any other state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

               (e) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchaser a Certificate, executed by the President of the Company, dated the Closing Date, certifying to (i) the fulfillment of the conditions specified in subparagraphs (a) and (d) of this Subsection 5.1. and (ii) the incumbency of the officers of the Company executing this Agreement and the other instruments delivered by the Purchaser upon the Closing.

          5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at the Closing is subject to the fulfillment, on or prior to the Closing, of the following conditions, any of which may be waived by the Company:

               (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Purchaser in Section 3 hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

               (b) PERFORMANCE OF OBLIGATIONS. Purchaser shall have performed and complied with all obligations, agreements and conditions herein required to be performed or complied with by it on or before the Closing.

               (c) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

     6.   MISCELLANEOUS.

          6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to the principles regarding conflicts of laws of such State.

          6.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

          6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto (including any permitted transferee of the Shares).

          6.4 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

          6.5 SEPARABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          6.6 AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the holders of not less than a majority-in-interest of the aggregate of outstanding Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Purchaser, each future holder of the Shares, and the Company. Upon the effectuation of each such amendment or waiver, the

Company shall promptly give written notice thereof to the record holders of the Shares who have not previously consented thereto in writing, if any.

          6.7 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to Purchaser or any subsequent holder of any Shares upon any breach, default or noncompliance of the Company under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on Purchaser's part of any breach, default or noncompliance under this Agreement or any waiver on Purchaser's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, by law, or otherwise afforded to Purchaser, shall be cumulative and not alternative.

          6.8 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given
(a) upon personal delivery, (b) on the first business day after receipted delivery to a courier service which guarantees next business-day delivery, under circumstances in which such guaranty is applicable, or (c) on the earlier of delivery or five (5) business days after mailing by United States certified by mail, postage and fees prepaid, to the appropriate party at the address set forth below or to such other address as the part so notifies the other in writing:

               (a)  if to the Company, to:

                    COCENSYS, INC.
                    213 Technology Drive
                    Irvine, CA 92718
                    Attention: President and Chief Executive Officer Fax:(714) 753-6141

                    with a copy to:

                    COOLEY GODWARD LLP
                    5 Palo Alto Square
                    3000 El Camino Real
                    Palo Alto, CA 94306-2155
                    Attention:  Alan C. Mendelson, Esq.
                    Fax:(415) 857-0663
                    if to Purchaser, to:

                    AMERICAN HOME PRODUCTS CORPORATION
                    5 Giralda Farms
                    Madison, NJ  07940
                    Attention: Senior Vice President and General Counsel

          Notwithstanding the foregoing, all notices and other communications to an address outside of the United States shall be sent by telecopy and confirmed in writing to be sent by first class mail.

          6.9  FINDER'S FEES.

               (a) The Company represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives is responsible.

               (b) Purchaser represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its employees or representatives are responsible.

          6.10 FEES AND EXPENSES. Each party agrees to pay all its own fees, costs and expenses, including legal and accounting fees, relating to the negotiation, execution, delivery and performance this Agreement and the transactions contemplated hereby. If legal action is brought by, or on behalf of, Purchaser to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and legal costs in connection therewith.

               6.11 INFORMATION CONFIDENTIAL. Purchaser acknowledges that certain information received by it pursuant hereto is confidential and for Purchaser's use only, and it will refrain from using such information or reproducing, disclosing, or disseminating such information to any other person (other than its employees, affiliates, agents, or partners having a need to know the contents of such information and its attorneys, in each case who agree to be bound by this Section 6.11), except in connection with the exercise of rights under this Agreement, unless such information (i) is or becomes, through no fault of Purchaser, available to the public generally; (ii) was already known by Purchaser, as demonstrated by competent evidence, at the time of its receipt from the Company; (iii) is obtained by Purchaser from a third party legally free to disclose such information; or (iv) Purchaser is required by a governmental body or court of competent jurisdiction to disclose such information.

          6.12 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          6.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      The foregoing Agreement is hereby executed as of the date first above written.


COCENSYS, INC.                         AMERICAN HOME PRODUCTS CORPORATION
213 Technology Drive                   5 Giralda Farms
Irvine, CA 92718                       Madison, NJ  07940



By:                                    By:
   ---------------------------            ----------------------------
F. Richard Nichol                      Name:
President and Chief Executive Officer  Title:

                                       EXHIBITS


Exhibit A  -  CERTIFICATE OF DESIGNATION
Exhibit B  -  OPINION OF COMPANY'S COUNSEL

                                      EXHIBIT A


                              CERTIFICATE OF DESIGNATION

                   CERTIFICATE OF POWERS, DESIGNATION, PREFERENCES,
                                RIGHTS AND LIMITATIONS

                                          OF

                         SERIES C CONVERTIBLE PREFERRED STOCK

                                          OF

                                    COCENSYS, INC.

                           (Pursuant to Section 151 of the
                          Delaware General Corporation Law)

        COCENSYS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on April 29, 1997:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.001 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Restated Certificate of Incorporation of the Corporation, which are applicable to the Preferred Stock of all classes and series), as follows:

    Series C Convertible Preferred Stock:

         SECTION 1. DESIGNATION AND AMOUNT. One Hundred Thousand (100,000) shares of Preferred Stock, $.001 par value, are designated "Series C Convertible Preferred Stock" with the rights, preferences, privileges and restrictions specified herein (the


                                          1.

    "Series C Preferred Stock"). Such number of shares may be not increased or decreased without the consent of the holder.

         SECTION 2. DIVIDENDS AND DISTRIBUTIONS. The holders of the Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at the rate per share equal to any dividend declared or paid per share to the Common Stock of the Corporation ("Common Stock"). The right to such dividends on the Series C Preferred Stock shall be non-cumulative.

         SECTION 3. VOTING RIGHTS. Except as set forth herein. or as otherwise provided by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         SECTION 4. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a "Liquidation Event"), the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or Junior Preferred Stock of the Corporation, an amount per share (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) equal to the quotient of (a) $5,000,000 divided by (b) the number of shares of Series C Preferred Stock issued and outstanding as of the date of such Liquidation Event. If upon the occurrence of such Liquidation
    Event, the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series C Preferred Stock in proportion to the shares of Series C Preferred Stock then held by them.

         SECTION 5. CONVERSION. Subject to the limitations set forth in Subsection (B) below, the Series C Preferred Stock shall convert only as follows:

         (A) CONVERSION AT HOLDER'S OPTION. At any time after May _, 1999, the Series C Preferred Stock shall be convertible, in whole or in part, on a maximum of three occasions, at the


                                          2.

    option of the holder, into such number of fully paid and nonassessable shares of Common Stock equal to the quotient of (a) the product of $50 and the number of shares of Series C Preferred Stock being converted, divided by (b) the Conversion Price.

    The "Conversion Prices" shall be equal to the greater of:

         (i)  $[5.43] or

         (ii) the lesser of:

              (x)  the Future Market Price x 0.80 or

              (y)  $[7.76];

    PROVIDED, HOWEVER, that if the Future Market Price is less than $[3.88], the Conversion Price shall be $[4.37].

    The "Future Market Price" set forth above shall be the average closing price of the Common Stock for the period commencing on the 23rd trading day prior to the date upon which the holder delivers notice to the Corporation of such conversion (each, a "Conversion Date") and ending on the third trading day prior to the Conversion Date, as reported in the WALL STREET JOURNAL, WESTERN EDITION.

         (B) ADJUSTMENTS FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event the Corporation at any time or from time to time shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the maximum and minimum number of shares of Common Stock into which the Series C Preferred Stock may be converted, shall be proportionately decreased or increased, as appropriate.

         (C) MECHANICS OF CONVERSION. Before any holder of Series C Preferred Stock shall be entitled to receive shares of Common Stock, he shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall state therein the name or


                                          3.

    names in which he wishes the certificate or certificates shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (D) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock.

         (E) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series C Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of Series C Preferred Stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the closing price of the Common Stock on the date of conversion, multiplied by such fraction.

         (F) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any (i) reorganization of the capital stock of the Corporation, (ii) consolidation or merger of the Corporation in which the Corporation is not the surviving corporation, or (iii) sale of all or substantially all of the Corporation's assets to another corporation (each, an "Event") shall be effected in such a way that holders of Common Stock shall be entitled to receive securities, cash or other assets or property, the first Conversion Date shall be accelerated to the date immediately preceding such Event, or such other date necessary to assure that any holder of Series C Preferred Stock receives such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for shares of Common Stock.


                                          4.

         SECTION 6. NO REDEMPTION. The shares of Series C Preferred Stock shall not be redeemable.

         SECTION 7. AMENDMENT. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting together as a single class.


                                          5.

    IN WITNESS WHEREOF the undersigned have executed this certificate as of May ___, 1997.

                                       ---------------------------------------
                                       F. Richard Nichol, Ph.D.
                                       President and Chief Executive Officer

                                       ---------------------------------------
                                       Alan C. Mendelson
                                       Secretary


                                          6.

                                      EXHIBIT B


                             OPINION OF COMPANY'S COUNSEL

                                      EXHIBIT B
                                   FORM OF OPINION


May ___, 1997


American Home Products Corporation
5 Giralda Farms
Madison, NJ  07940

RE:  SALE AND PURCHASE OF COCENSYS, INC. SERIES C PREFERRED STOCK

Gentlemen:

We have acted as counsel for CoCensys, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of 100,000 shares of the Company's Series C Preferred Stock to American Home Products Corporation, a Delaware corporation ("Purchaser"), pursuant to the terms of that certain Stock Purchase Agreement, dated May ___, 1997, by and between the Company and Purchaser (the "Agreement"). The shares of Company Series C Preferred Stock issued to Purchaser at the closing (the "Closing") are referred to herein as the "Shares". We are rendering this opinion pursuant to Section 5.1(b) of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the parties thereto and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents (except the due authorization, execution and delivery of the Agreement by the Company). We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Agreement is an obligation binding upon you; if you are a corporation or other entity, that you have filed any required California franchise or income tax returns and have paid any required

American Home Products Corporation
May ___, 1997
Page 2


California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreement that would modify or interpret the terms of the Agreement or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Our opinions in paragraphs 5, 6 and 7 below as they relate to the Conversion Shares are based upon the hypotheses that the Shares are convertible, and are being converted, on the date hereof.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

    1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

    2. The Company has the requisite corporate power to own or lease its property and assets and to conduct its business as it is currently being conducted and, to the best of our knowledge, is qualified as a foreign corporation to do business in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially or adversely affect the Company, its assets, financial condition or operations.

    3. The Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company in accordance with its terms, except as rights to indemnity thereunder may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

    4. The Shares have been duly authorized and, upon issuance and delivery in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable. The

American Home Products Corporation
May ___, 1997
Page 3

Conversion Shares have been duly authorized and, upon issuance and delivery in accordance with the Certificate of Designation, will be validly issued, fully paid and nonassessable.

    5. The issuance and sale of the Shares and the issuance of the Conversion Shares, in each case as contemplated by the Agreement, do not violate any provision of the Company's Amended and Restated Certificate of Incorporation or Bylaws and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

    6. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the issuance and sale of the Shares and the issuance of the Conversion Shares, in each case as contemplated by the Agreement, have been made or obtained.

    7. The issuance and sale of the Shares and the issuance of the Conversion Shares, in each case as contemplated by the Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

COOLEY GODWARD LLP



By ________________________